SECURITIES PURCHASE AGREEMENT

                             BETWEEN

                        GENSIA SICOR INC.

                               AND

                HEALTH CARE CAPITAL PARTNERS L.P.




                     Dated as of May 1, 1997













                        TABLE OF CONTENTS
                                                         Page

1. Issuance and Sale of Notes and Warrants                 1
     1.1.   Issuance, Purchase and Sale of Notes and
            Warrants.                                      1
     1.2.   Closing.                                       1
     1.3.   Conditions to Closing.                         2
     1.4.   Deliveries at Closing.                         3
     1.5.   Definitions.                                   3
     1.6.   Transaction Fee.                               3
2. Representations and Warranties of the Company           4
     2.1.   Organization and Qualification.                4
     2.2.   Due Authorization.                             4
     2.3.   Subsidiaries.                                  5
     2.4.   SEC Reports.                                   5
     2.5.   Financial Statements.                          5
     2.6.   Actions Pending; Compliance with Laws.         6
     2.7.   Title to Properties; Insurance.                7
     2.8.   Governmental Consents, etc.                    7
     2.9.   Holding Company Act and Investment Company
            Act.                                           8
     2.10.  Taxes.                                         8
     2.11.  Conflicting Agreements and Charter
            Provisions.                                    8
     2.12.  Capitalization.                                9
     2.13.  Disclosure.                                   10
     2.14.  Status of Securities.                         10
     2.15.  Registration Under Exchange Act.              10
     2.16.  ERISA.                                        10
     2.17.  Possession of Franchises, Licenses, etc.      11
     2.18.  Environmental Matters.                        11
     2.19.  Certain Agreements.                           12
     2.20.  Offering of Notes and Warrants.               13
     2.21.  Use of Proceeds.                              14
     2.22.  Unlawful Use of Proceeds.                     14
     2.23.  Product Warranties and Liabilities.           14
     2.24.  [Reserved].                                   15
     2.25.  Intellectual Property Rights.                 15
     2.26.  Related Transactions.                         15
     2.27.  No Brokerage or Finder's Fees.                16
3. Representations and Warranties of the Purchaser.       16
     3.1.   Organization and Qualification.               16
     3.2.   Due Authorization.                            16
     3.3.   Conflicting Agreements and Other Matters.     17
     3.4.   Acquisition for Investment.                   17
     3.5.   Brokers or Finders.                           17
     3.6.   Accredited Investor.                          17
     3.7.   HSR Notification.                             17
4. Registration, Exchange and Transfer of Notes           18
     4.1.   Authorized Denominations of Notes.            18
     4.2.   The Note Register; Persons Deemed Owners.     18
     4.3.   Issuance of New Notes Upon Exchange or
            Transfer.                                     18
     4.4.   Lost, Stolen, Damaged and Destroyed Notes.    18
5. Payment of Notes                                       19
     5.1.   Home Office Payment.                          19
     5.2.   Limitation on Interest.                       19
     5.3.   No Prepayment.                                19
     5.4.   Interest.                                     20
6. Covenants of the Company                               20
     6.1.   Financial Covenants.                          20
     6.2.   Limitation on Convertible Securities.         21
     6.3.   Merger.                                       21
     6.4.   Dividends and Distributions.                  22
     6.5.   Compliance with Laws.                         22
     6.6.   Limitation on Agreements.                     23
     6.7.   Preservation of Franchises and Existence.     23
     6.8.   Insurance.                                    23
     6.9.   Payment of Taxes and Other Charges.           24
     6.10.  [Reserved].                                   24
     6.11.  [Reserved].                                   24
     6.12.  Financial Statements and Other Reports.       24
     6.13.  Inspection of Property.                       26
     6.14.  Board Membership.                             26
     6.15.  Lost, Stolen, Damaged and Destroyed Stock
            Certificates.                                 27
     6.16.  [Reserved].                                   27
     6.17.  HSR.                                          27
     6.18.  Certain Tax Matters.                          28
     6.19.  Certain Additional Payments Following
            Redemption under Certain Circumstances.       29
     6.20.  Notice of Breach.                             30
     6.21.  Limitation on Transactions with Affiliates.   30
7. Covenants of the Purchaser                             31
     7.1.   Nondisclosure of Confidential Information.    31
8. Events of Default and Remedies                         32
     8.1.   Events of Default.                            32
     8.2.   Acceleration of Maturity.                     34
     8.3.   Other Remedies.                               35
     8.4.   Conduct No Waiver; Collection Expenses.       35
     8.5.   Annulment of Acceleration.                    36
     8.6.   Remedies Cumulative.                          36
     8.7.   Limitations.                                  36
9. Redemption                                             37
     9.1.   Optional Redemption.                          37
     9.2.   Mandatory Redemption.                         37
     9.3.   Change of Control.                            37
     9.4.   Redemption Procedures.                        38
10. Conversion                                            38
     10.1.  Holder's Option to Convert into Preferred
            Stock.                                        38
     10.2.  Holder's Option to Convert into Common
            Stock.                                        38
     10.3.  Company's Option to Convert.                  39
     10.4.  Exercise of Conversion Privilege.             39
     10.5.  Fractions of Shares; Interest.                41
     10.6.  Reservation of Stock.                         41
     10.7.  Adjustment of Conversion Ratio.               41
     10.8.  Merger or Consolidation.                      45
     10.9.  Notice of Certain Corporate Actions.          46
     10.10. Reports as to Adjustments.                    46
11. Subordination of Notes                                47
     11.1.  Subordination of Notes to Senior
            Indebtedness.                                 47
     11.2.  Proofs of Claim of Holders of Senior
            Indebtedness; Voting.                         50
     11.3.  Rights of Holders of Senior Indebtedness
            Unimpaired.                                   50
     11.4.  Effects of Event of Default.                  50
     11.5.  Company's Obligations Unimpaired.             51
     11.6.  Subrogation.                                  51
12. Interpretation                                        52
     12.1.  Definitions.                                  52
     12.2.  Accounting Principles.                        63
13. Miscellaneous                                         63
     13.1.  Payments.                                     63
     13.2.  Severability.                                 63
     13.3.  Specific Enforcement.                         63
     13.4.  Entire Agreement.                             63
     13.5.  Counterparts.                                 64
     13.6.  Notices and Other Communications.             64
     13.7.  Amendments.                                   64
     13.8.  Cooperation.                                  65
     13.9.  Successors and Assigns.                       65
     13.10. Expenses and Remedies.                        65
     13.11. Survival of Representations and Warranties.   67
     13.12. Transfer of Securities.                       67
     13.13. Governing Law.                                68
     13.14. Term.                                         68
     13.15. Publicity.                                    68
     13.16. Signatures.                                   68

                            SCHEDULES
                            ---------

Schedule 2.3          Subsidiaries of the Company
Schedule 2.5(a)       Financial Statements
Schedule 2.7          Insurance Policies
Schedule 2.12         Options and Warrants Outstanding
Schedule 2.16         ERISA
Schedule 2.19(a)      Certain Agreements
Schedule 2.19(b)      Related Agreements
Schedule 2.23         Product Warranty and Liability Matters
Schedule 2.25         Intellectual Property Rights Matters
Schedule 2.26         Related Transactions

                            EXHIBITS
                            --------

Exhibit A             Form of Note
Exhibit B             Form of Warrant
Exhibit C             Opinion Matters of Pillsbury Madison &
                      Sutro LLP
Exhibit D             Form of Registration Rights Agreement
Exhibit E             Certificate of Designation of Preferred
                      Stock
Exhibit F             Form of Amendment to Shareholder's
                      Agreement




          THIS SECURITIES PURCHASE AGREEMENT, dated as of May 1,
1997 (this "Agreement"), between Gensia Sicor Inc., a Delaware corporation (the "Company"), and Health Care Capital Partners
L.P., a Delaware limited partnership (the "Purchaser").

          WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to sell to the Purchaser, 2.675% Subordinated Convertible Notes due May 1, 2004 (the "Notes") in the aggregate principal amount set forth herein and warrants (the "Warrants") to purchase shares of the Company's Common Stock, par value $.01 (the "Common Stock"), upon the terms set forth herein;

          WHEREAS, the Notes shall be convertible (under the circumstances described herein) into the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock") and the Common Stock; the Notes and the Warrants are referred to collectively as the "Purchased Securities"; the Notes, the Warrants and the Preferred Stock are referred to collectively as the "Convertible Securities"; and the Convertible Securities and the Common Stock are referred to collectively as the "Securities"; and

          WHEREAS, the Purchaser and the Company desire to provide for such purchase and sale and to establish various rights and obligations in connection therewith.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

     1.   Issuance and Sale of Notes and Warrants

          1.1. Issuance, Purchase and Sale of Notes and Warrants. Upon the terms set forth herein, the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, Notes in the aggregate principal amount of $20,000,000 (the "Initial Principal Balance") and Warrants at an aggregate price of $20,000,000 (the aggregate amount paid for the Notes and the Warrants referred to collectively as the "Purchase Price"). Each Note shall be in the form of Exhibit A hereto and the Warrants shall be in the form set forth in Exhibit B hereto. The initial Conversion Price of the Notes shall be $3.78 per share. The Warrants shall be initially exercisable at a price equal to $4.347 per share.

          1.2. Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, New York, New York, at 9:00 a.m. on May 16, 1997 or on such other date as shall be mutually agreed by the Company and the Purchaser (the "Closing Date").

          1.3.  Conditions to Closing.

               (a)  The obligations of the Company and the
Purchaser to consummate the transactions contemplated hereby at the Closing are subject to the satisfaction of the following conditions: no temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect, and no statutes, rule or regulation shall have been enacted by any governmental authority (of the United States or otherwise) which prevents the consummation of the transactions contemplated hereby; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted.

               (b)  The obligations of the Purchaser to
consummate the transactions contemplated hereby at the Closing is subject to the satisfaction or waiver of the following conditions:

                    (i)  the representations and warranties of
     the Company set forth in Section 2 of this Agreement shall be true and correct in all material respects as of the date when made and (unless made as of a specified date) as of the Closing Date; and the Company shall have performed in all material respects its covenants set forth in this Agreement to be performed prior to the Closing Date and shall not have taken any action which (if any shares of Preferred Stock or the Notes were outstanding) would violate any provision of the Certificate of Designation or this Agreement, as the case may be (and at the Closing the Company shall deliver to the Purchaser an officer's certificate certifying as to the Company's compliance with the conditions set forth in this clause (i));

                    (ii)  Pillsbury Madison & Sutro LLP, counsel
     to the Company, shall have delivered to the Purchaser an opinion dated the Closing Date with respect to the matters set forth in Exhibit C hereto;

                    (iii)  at the Closing, the Company shall have
     executed a registration rights agreement in the form of Exhibit D hereto (the "Registration Rights Agreement");

                    (iv)  the Company and the Purchaser shall
     have entered into a warrant agreement in the form of Exhibit
     B hereto (the "Warrant Agreement");

                    (v)  prior to the Closing, the Restated
     Certificate of Incorporation of the Company, as amended, shall have been amended and supplemented by the Certificate of Designation substantially in the form of Exhibit E hereto setting forth the rights and preferences of the Preferred Stock (the "Certificate of Designation"), and the Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware in accordance with the General Corporation Law ("GCL") of the State of Delaware (the Certificate of Incorporation, as amended, including such Certificate of Designation, the "Certificate of Incorporation");

                    (vi) at or prior to the Closing, the Company and Rakepoll Finance, N.V. ("Rakepoll Finance") shall have entered into an amendment to the Shareholder's Agreement, dated November 12, 1996, as amended December 21, 1996 and February 28, 1997, between the Company and Rakepoll Finance (the "Shareholder's Agreement") in the form attached as Exhibit G (the "Rakepoll Finance Consent");

                    (vii)  the Common Stock to be issued upon
     conversion of the Notes or Preferred Stock, as the case may be, or upon exercise of the Warrant shall have been approved for quotation on the Nasdaq Stock Market, subject to official notice of issuance; and

                   (viii)  the Purchaser shall have received
    funding from its limited partners pursuant to its capital call sufficient to fund the transactions contemplated hereby.

          1.4. Deliveries at Closing. At the Closing, the Company shall deliver to the Purchaser, against payment in full of the Purchase Price, (a) Notes in such denominations as the Purchaser has requested, dated the Closing Date hereof and registered in the names requested by the Purchaser, in an aggregate principal amount corresponding to the Initial Principal Balance and (b) the Warrants.

          The Closing of the purchase and sale of the Purchased
Securities shall be deemed to have taken place in the State of New York.

          1.5. Definitions. Certain capitalized terms used in this Agreement are defined in Section 12 hereof.

          1.6. Transaction Fee. The Company shall pay the general partner of the Purchaser on the date hereof a transaction fee of $500,000 by wire transfer to an account specified by the Purchaser.

     2.   Representations and Warranties of the Company

          The Company represents and warrants as of the date hereof as follows:

          2.1. Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated and has the power to own its respective property and to carry on its respective business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary and where the failure so to qualify would have a material adverse effect on the properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect").

          2.2. Due Authorization. The execution and delivery of this Agreement, the Registration Rights Agreement and the Warrant Agreement and the issuance and sale of the Purchased Securities by the Company and compliance by the Company with all the provisions of this Agreement, the Registration Rights Agreement, the Warrant Agreement, the Certificate of Designation and the Convertible Securities (i) are within the corporate power and authority of the Company; (ii) except for the Rakepoll Finance Consent, do not or will not require the approval or consent of the stockholders of the Company; and (iii) have been authorized by all requisite corporate proceedings on the part of the Company. This Agreement, the Registration Rights Agreement and the Warrant Agreement have been duly executed and delivered by the Company and constitute valid and binding agreements of the Company, enforceable in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Company has furnished to the Purchaser true and correct copies of the Company's Certificate of Incorporation and By-laws as in effect on the date of this Agreement. Prior to the Closing, the Certificate of Designation will have been filed with the Secretary of State of the State of Delaware in accordance with the GCL.

          2.3. Subsidiaries. The Subsidiaries of the Company, together with their jurisdiction of incorporation, are as set forth on Schedule 2.3 hereto.

          2.4. SEC Reports. The Company has filed all registration statements, proxy statements, reports and other documents required to be filed by it under the Securities Act and the Exchange Act since January 1, 1994; and the Company has furnished the Purchaser copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 Form 10-K") and all proxy statement filings (including the definitive proxy statement, dated January 15, 1997 (the "Proxy Statement"), filed by the Company in connection with the stock exchange between the Company and Rakepoll Finance), registration statements and reports under the Securities Act and the Exchange Act filed by the Company after such date, each as filed with the Commission (collectively, the "SEC Reports"). Each SEC Report was in substantial compliance with the requirements of its respective report form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and as of the date hereof there is no fact not disclosed in the SEC Reports which is peculiar to the Company and which materially adversely affects the properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

          2.5.  Financial Statements.  (a)  Attached hereto as
Schedule 2.5(a) are true and correct copies of: (i) the audited consolidated balance sheet and statements of operations, stockholders' equity and cash flows of the Company for the year ended December 31, 1996 (including the related notes thereto), together with the unqualified report of Ernst & Young LLP ("E&Y") and (ii) the audited consolidated balance sheet and statements of operations, stockholder's equity and cash flow of Rakepoll Holding B.V. ("Rakepoll") and its subsidiaries for the year ended December 31, 1996 (including the related notes thereto), together with the unqualified report of KPMG Peat Marwick LLP thereon (such financial statements of Rakepoll and those referred to in clause (i), the "1996 Financial Statements").

               (b)  The 1996 Financial Statements and the
financial statements included in the SEC Reports (including any related schedules and/or notes) have been prepared in accordance with generally accepted accounting principles consistently followed (except as indicated in the notes thereto) throughout the periods involved and fairly present the consolidated financial condition, results of operations and changes in stockholders' equity of the Company and its Subsidiaries or Rakepoll and its Subsidiaries, as the case may be, as of the dates thereof and for the periods ended on such dates (in each case subject, as to interim statements, to changes resulting from year-end adjustments, none of which will be material in amount or effect), and the Company has no material liabilities or obligations, contingent or otherwise, not reserved against or otherwise disclosed in the1996 Financial Statements, other than any such liabilities which are not material and were incurred in the ordinary course of business since December 31, 1996. The pro forma financial statements of the Company and its Subsidiaries giving effect to the acquisition of Rakepoll and its Subsidiaries and the related notes thereto included in the Proxy Statement present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein, including the valuation adjustments, are appropriate to give effect to the transactions and circumstances referred to therein. Since December 31, 1996, the Company and its Subsidiaries have operated their respective businesses only in the ordinary course and there has been no material adverse change in the properties, business, results of operation, prospects or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, other than changes disclosed or referred to in the SEC Reports or the 1996 Financial Statements, and provided that an adverse decision by the Food and Drug Administration in respect of the Company's New Drug Application for the GenESA System shall not be deemed to be a material adverse change for purposes of this Agreement.

          2.6. Actions Pending; Compliance with Laws. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened by any public official or governmental authority, against the Company or any of its Subsidiaries or any of their respective properties or assets by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or instrumentality (collectively, "Litigation"), which questions the validity or enforceability of, or seeks to enjoin or invalidate this Agreement, the Registration Rights Agreement, the Warrant Agreement, the Certificate of Designation or the Convertible Securities or any action taken or to be taken pursuant hereto or thereto, or, except as set forth in the SEC Reports or the 1996 Financial Statements, which is reasonably likely to result in any Material Adverse Effect, and neither the Company nor any of its Subsidiaries is in default in any material respect with respect to any judgment, order, writ, injunction, decree or award. To the knowledge of the Company, the Company and each Subsidiary is in material compliance with, and at all times since December 31, 1992 has been in material compliance with, all applicable federal, state, local and foreign laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any governmental authority (collectively, "Applicable Laws") relating to the Company or any Subsidiary or their respective business or properties, including, without limitation, social security laws, workers' protection laws, laws regarding the provision of insurance, third party administration and primary health care services, good manufacturing practices of the Food and Drug Administration (the "FDA"), the Prescription Drug Marketing Act, the Federal Controlled Substances Act of 1970, the Food, Drug and Cosmetic Act, any federal or state Pharmacy Practice Acts, Controlled Substance Acts, Dangerous Drugs Acts and Food, Drug and Cosmetic Acts, the Occupational Safety and Health Act and the regulations promulgated thereunder ("OSHA"), the Foreign Corrupt Practices Act (the "FCPA") and all rules of professional conduct applicable to the Company or any Subsidiary by which any of its properties are bound or subject, except where the failure to be in compliance therewith could not reasonably be expected to have a Material Adverse Effect.

          2.7. Title to Properties; Insurance. The Company and its Subsidiaries have good and valid title to, or, in the case of property leased by any of them as lessee, a valid and subsisting leasehold interest in, their respective properties and assets, free of all liens and encumbrances other than those referred to in the 1996 Financial Statements, except in each case for such defects in title and such other liens and encumbrances which are disclosed in the SEC Reports or the 1996 Financial Statements or which do not in the aggregate materially detract from the value to the Company of the properties and assets of the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries maintain insurance in such amounts, including self-insurance, retainage and deductible arrangements, and of such a character as is reasonable for companies engaged in the same or similar business, including directors' and officers' liability and product liability insurance. Schedule 2.7 sets forth a complete and correct list of all such policies, including the amount of all policy limits and deductibles.

          2.8. Governmental Consents, etc. The Company is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any governmental authority as a condition to or in connection with the valid execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrant Agreement and the valid offer, issue, sale or delivery of the Securities, or the performance by the Company of its obligations in respect thereof, except for the filing with the Secretary of State of the State of Delaware of the Certificate of Designation which will have been made prior to the Closing Date, any filings required to effect any registration pursuant to the Registration Rights Agreement, and any filings required pursuant to state and federal securities laws which will be timely made after the Closing hereunder.

          2.9. Holding Company Act and Investment Company Act. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility," as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

          2.10. Taxes. The representations set forth in Sections 2.6 and 3.7 of the Stock Exchange Agreement, including items disclosed in the applicable sections of the Gensia
Disclosure Schedules and the Rakepoll Disclosure Schedule thereto, are true.

          2.11. Conflicting Agreements and Charter Provisions. None of (i) the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrant Agreement and the issuance of the Securities, (ii) the fulfillment of and compliance with the terms and provisions hereof and thereof and of the Securities, (iii) the payment of dividends, if any, on shares of Preferred Stock and the redemption of the Notes and Preferred Stock as contemplated by the Governing Instruments out of funds legally available therefor, and (iv) the conversion or exercise, as the case may be, of the Convertible Securities as contemplated by the Governing Instruments will conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of, the Certificate of Incorporation or By-laws of the Company or any mortgage, agreement, instrument, order, judgment, decree, statute, law, rule or regulations to which the Company or any of its Subsidiaries or any of their respective property is subject. Neither the Company nor any of its Subsidiaries is in default under any outstanding indenture or other debt instrument or with respect to the payment of principal of or interest on any outstanding obligation for borrowed money, is in default under any of their respective contracts or agreements, or under any instrument by which the Company or any of its Subsidiaries is bound, in each case which default materially and adversely affects the properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

          2.12. Capitalization. As of April 15, 1997, the authorized capital stock of the Company consists solely of (a) 125,000,000 shares of the Common Stock of which (i) 74,338,932 shares are issued and outstanding and (ii) 11,656,248 shares were reserved for issuance upon the exercise of options or warrants granted or issuable by the Company or pursuant to the Company's Employee Stock Purchase Plan or pursuant to conversion of outstanding convertible securities of the Company; and (b) 5,000,000 shares of preferred stock, $.01 per share, of which (i) 1,840,000 shares have been designated as $3.75 Convertible Exchangeable Preferred Stock of which 1,600,000 shares were issued and outstanding or reserved for issuance, and (ii) 125,000 shares have been designated as Series I Participating Preferred Stock, none of which were issued or outstanding, all of which were reserved for issuance under the Gensia Preferred Stock Purchase Rights. All of the outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable.
No class of capital stock of the Company is entitled to preemptive or similar rights. Except for the securities referred to in the first sentence of this Section 2.12 and the options and warrants listed on Schedule 2.12 hereto, there are no outstanding subscriptions, options, warrants, puts, calls, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any class of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any shares of its capital stock. Since April 15, 1997, the Company has not, and between the date hereof and the Closing Date the Company will not, issue any additional shares of capital stock, other than pursuant to the exercise of outstanding stock options or warrants or pursuant to the Company's Employee Stock Purchase Plan or pursuant to the conversion of the Company's outstanding convertible securities or as contemplated by Schedule 2.12. Except as disclosed in the SEC Reports or the 1996 Financial Statements, all dividends on all series of preferred stock have been paid in full. Except as set forth in Schedule 2.12, the Company has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any person or entity. Except for the Shareholder's Agreement, there are no voting trusts, stockholders agreements, proxies or other similar agreements or understandings in effect to which the Company is a party or of which it has knowledge with respect to the voting or transfer of any of the shares of Common Stock other than a letter agreement with the State of Wisconsin Investment Board obligating the Company to obtain stockholder approval for any proposed repricing of stock options. To the extent that any rights, options or warrants to acquire any securities of the Company are outstanding, none of
(i) the issuance and sale of the Purchased Securities pursuant to this Agreement, (ii) the conversion of the Notes into Preferred Stock or (iii) the issuance of the Common Stock upon conversion of the Notes or the Preferred Stock or upon exercise of the Warrants will result in an adjustment of the exercise price or number of shares issuable upon the exercise in respect of any such rights, options or warrants.

          2.13. Disclosure. Neither this Agreement nor any certificate, instrument or written statement furnished or made to the Purchaser by or on behalf of the Company in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein misleading. There is no fact which the Company has not disclosed to the Purchaser or its counsel in writing and of which the Company is aware which materially and adversely affects or which could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

          2.14. Status of Securities. The Securities have been duly authorized by all necessary corporate action on the part of the Company (no consent or approval of stockholders being required by law, the Certificate of Incorporation or the By-laws of the Company or otherwise), and the Preferred Stock or Common Stock, as the case may be, issuable upon conversion of the Notes and the Preferred Stock and the exercise of the Warrants, as the case may be, will be validly issued and outstanding, fully paid and nonassessable, and the issuance of such Preferred Stock or Common Stock is not and will not be subject to preemptive rights of any other stockholder of the Company. Such shares of Preferred Stock and such shares of Common Stock have been validly reserved for issuance.

          2.15. Registration Under Exchange Act. The Company has not registered the Notes, the Warrants or the Preferred Stock as a class pursuant to Section 12 of the Exchange Act. Neither the Notes, the Warrants nor the Preferred Stock will be registered as such class and such registration is not required except as otherwise required by the provisions of the Registration Rights Agreement.

          2.16. ERISA. Except as set forth in Schedule 2.16, the representations and warranties contained in Section 2.14(a)-
(j) (substituting, however, "Gensia Plans" for "Employee Plans" in Section 2.14(j) each time it appears therein) and Section 3.14(a)-(g) of the Stock Exchange Agreement, which incorporate the respective applicable sections of the Gensia Disclosure Schedule and the Rakepoll Disclosure Schedule, are true and correct in all material respects as if made as of the date hereof and will be true and correct as of the Closing Date. Rakepoll and its Subsidiaries have complied in all material respects with all laws applicable to their Employee Benefit Plans and their employees. Except as set forth in Schedule 2.16, Schedule 2.14(h) of the Gensia Disclosure Schedule and Schedule 3.14(h) of the Rakepoll Disclosure Schedule set forth all material compensatory arrangements between the Company, Rakepoll or any Subsidiary of the Company or Rakepoll and any of its or their employees, officers or directors.

          2.17. Possession of Franchises, Licenses, etc. The Company and its Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental or political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary in any material respect to the Company and its Subsidiaries taken as a whole for the ownership, maintenance and operation of their respective properties and assets, and neither the Company nor any of its Subsidiaries is in violation of any thereof in any material respect.

          2.18.  Environmental Matters.  Except as listed in
Section 2.22 to the Gensia Disclosure Schedule or Section 3.22 to the Rakepoll Disclosure Schedule:

               (a) There are, with respect to the Company and each Subsidiary, or any predecessor of the foregoing, no past or present material violations of Environmental Law, nor any actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any liability pursuant to any Environmental Law and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any Litigation pending or threatened in connection with any of the foregoing.

               (b) No Hazardous Materials are present on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries and no Hazardous Materials were present on or about any real property previously owned, leased or used by the Company or any its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any such Subsidiary's business.

               (c) No Hazardous Materials have been released on or about, or where they may pose a threat of migration to, any real property currently owned, leased or used by the Company or any of its Subsidiaries and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except as may be required in the normal course of business and in material compliance with applicable Environmental Law.

               (d) No asbestos-containing materials or PCBs are present on or about any property currently owned, leased or used by the Company or any of its Subsidiaries.

               (e) There are not now, nor have there ever been, any underground storage tanks or similar facilities of any kind on or under any real property currently or previously owned, leased or used by the Company or any of its Subsidiaries.

          2.19.  Certain Agreements.  (a)  Except as set forth in
Schedule 2.15 to the Gensia Disclosure Schedule, Schedule 3.15 to the Rakepoll Disclosure Schedule or Schedule 2.19(a) hereto, neither the Company nor any Subsidiary is a party to any written or oral contract, agreement, guarantee, lease or executory commitment (each a "Contract") falling within any of the following categories: (a) Contracts valued at over $250,000 obligating any party to pay or receive money, goods or services,
(b) joint venture, partnership and similar agreements, (c) Contracts which are service contracts or equipment leases involving payments by the Company or any Subsidiary of more than $100,000 per year, (d) Contracts containing covenants purporting to limit the freedom of the Company or any Subsidiary to compete in any line of business in any geographic area or to hire any individual or group of individuals, (e) Contracts which contain minimum purchase conditions or requirements or other terms that restrict or limit the purchasing relationships of the Company or any Subsidiary, (f) Contracts relating to any outstanding commitment for capital expenditures in excess of $250,000, (g) Contracts relating to the lease or sublease of or sale or purchase of real or personal property involving any annual expense or price in excess of $100,000 and not cancelable by the Company or any Subsidiary (without premium or penalty) within one month, (h) Contracts with any labor organization, (i) indentures, mortgages, promissory notes, loan agreements, guarantees of amounts in excess of $100,000, letters of credit or other agreements or instruments of the Company or any Subsidiary or commitments for the borrowing or the lending of amounts in excess of $100,000 or by the Company or any Subsidiary or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of the Company or any Subsidiary, (j) Contracts involving annual revenues or expenditures to the business of the Company or any Subsidiary, in excess of 5.0% of the Company's annual revenues and (k) Contracts with or for the benefit of any officer, director or Affiliate of the Company or any Subsidiary or Associate thereof. All such contracts are valid and binding obligations of the Company and each Subsidiary, as the case may be, and, to the knowledge of the Company and each Subsidiary, are the valid and binding obligation of each other party thereto except such Contracts which if not so valid and binding would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company or any Subsidiary nor, to the knowledge of the Company or any Subsidiary, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under, any such Contract except such violations or defaults under such Contracts which, individually or in the aggregate, would not have a Material Adverse Effect.

               (b)  Except for Non-Disclosable Contracts,
Schedule 2.19 (b) lists all Contracts to which the Company or any Subsidiary is a party with or for the benefit of any officer, director or Affiliate of the Company or any Subsidiary or Associate thereof, and the Company has provided to the Purchaser true and correct copies of each such Contract as currently in effect.


          2.20. Offering of Notes and Warrants. Neither the Company nor any Person acting on its behalf has offered the Notes or the Warrants or any similar securities of the Company for sale to, solicited any offers to buy the Notes or the Warrants or any similar securities of the Company from or otherwise approached or negotiated with respect to the Company with any Person other than the Purchaser and other "Accredited Investors" (as defined in Rule 501(a) under the Securities Act). Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Notes and Warrants under the Securities Act and the rules and regulations of the Commission thereunder) which could reasonably be expected to subject the offering, issuance or sale of the Notes and Warrants to the registration requirements of Section 5 of the Securities Act.

          2.21. Use of Proceeds. The proceeds of the sale of the Purchased Securities will be used by the Company for general corporate purposes.

          2.22. Unlawful Use of Proceeds. (a) The Company does not own, directly or indirectly, any "margin security", as defined in Regulation G issued by the Board of Governors of the Federal Reserve System (12 CFR Part 207); and the Company will not use any proceeds from the sale of the Purchased Securities to purchase or carry any "Security", as defined in Section 3(a)(10) of the Exchange Act, or for any other purpose which would result in any transaction contemplated by this Agreement constituting a "purpose credit" within the meaning of said Regulation G, or which would involve a violation of Section 7 of the Exchange Act or Regulation T, U or X of said Board of Governors (12 CFR Parts 220, 221 and 224, respectively).

               (b) The Company does not intend to apply and will not apply any part of the proceeds of the sale of the Purchased Securities in any manner which is unlawful or which would involve a violation of Executive Orders 12775 and 12779 (56 Fed. Reg. 50645 and 55976) Prohibiting Certain Transactions with respect to Haiti or any of the following regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended): the Foreign Assets Control Regulations, the Transactions Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Iraqi Transactions Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Regulations and the Libyan Sanctions Regulations.


          2.23. Product Warranties and Liabilities. Except as set forth in the SEC Reports or as otherwise set forth in
Schedule 2.23 or in Section 2.21 to the Gensia Disclosure Schedule or Section 3.21 to the Rakepoll Disclosure Schedule, the Company and each Subsidiary have no forms of warranties or guarantees of its products and services that are in effect or proposed to be used by it. Schedule 2.23 sets forth a description, which is true and correct in all material respects, of each pending or, to the knowledge of the Company, threatened material action under any warranty or guaranty of the Company or any Subsidiary which is not accurately described in all material respects in the SEC Reports. Except for amounts covered by specific reserves in the 1996 Financial Statements, the Company and each Subsidiary have not incurred, nor does the Company or any Subsidiary know or have any reason to believe there is any basis for alleging, any material liability, damage, loss, cost or expense as a result of any material defect or other deficiency (whether of design, materials, workmanship, labeling instructions or otherwise) ("Product Liability") with respect to any product sold or services rendered by or on behalf of the Company or any Subsidiary (including any lessee thereof), whether such Product Liability is incurred by reason of any express or implied warranty (including, without limitation, any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), any statutory provision or otherwise and irrespective of whether such Product Liability is covered by insurance.

          2.24.  [Reserved].

          2.25. Intellectual Property Rights. To the Company's knowledge, except as described in the SEC Reports or as set forth in Schedule 2.25 or in the Gensia Disclosure Schedule or the Rakepoll Disclosure Schedule:

               (a) The Company or a Subsidiary owns or has a license to use all patents and patent applications, trademark registrations and applications and copyright registrations and applications, and all other material intangible property and technology ("Intellectual Property") which are used by the Company or any Subsidiary free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair such ownership or use of such Intellectual Property or materially detract from the value thereof. With respect to such Intellectual Property licensed by the Company or any Subsidiary, such licenses are in full force and effect, the Company or such Subsidiary is in compliance with the terms and provisions thereof, and no event has occurred which, with notice or lapse of time or both, would constitute a breach or violation thereof which could have a Material Adverse Effect, and the Company or such Subsidiary holds a valid license to use such Intellectual Property, free of any liens, claims or encumbrances except those liens, claims or encumbrances which do not and will not, individually or in the aggregate, have a Material Adverse Effect.

                   (b) The Company and the Subsidiaries have the right and authority to use such Intellectual Property in connection with the conduct of the business of the Company and the Subsidiaries in the manner and to the extent such business is presently conducted, and neither the Company nor any Subsidiary has been notified of any claim that such use conflicts with, infringes upon or violates any rights of any other person or entity, except to the extent that such conflict, infringement or violation does not and will not, individually or in the aggregate, have a Material Adverse Effect.

          2.26. Related Transactions. Except as disclosed in the SEC Reports or on Schedule 2.26, no current stockholder, director, officer or employee of the Company, or any "Affiliate" or "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any of the foregoing persons or the Company or any Subsidiary is presently, or during the past three years has been, directly or indirectly, a party to any agreement, transaction or series of similar transactions with the Company or any Subsidiary which are or will be required to be disclosed under the provisions of the 1934 Act, other than in connection with any such person's duties as a director, officer or employee of the Company.

          2.27. No Brokerage or Finder's Fees. Except for the Company's potential obligations to CS First Boston Corporation under an engagement letter dated May 1, 1995, neither the Company, any Subsidiary of the Company, nor any stockholder, director, officer or employee of the Company or any Subsidiary has incurred or will incur any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

     3.  Representations and Warranties of the Purchaser.  The
Purchaser represents and warrants as to it itself as of the date hereof as follows:

          3.1. Organization and Qualification. The Purchaser is a limited partnership duly organized and existing in good standing under the laws of the jurisdiction of its formation and has the power to own its respective property and to carry on its respective business as now being conducted. The Purchaser is duly qualified to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not prevent consummation of the transactions contemplated hereby or have a material adverse effect on the Purchaser's ability to perform its obligations hereunder.

          3.2. Due Authorization. The Purchaser has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          3.3.  Conflicting Agreements and Other Matters.
Neither the execution and delivery of this Agreement nor the performance by the Purchaser of its obligations hereunder will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, or require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body pursuant to, the organizational documents or agreements of the Purchaser or any mortgage, agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which the Purchaser or any of its respective properties are subject, except for filings after the Closing under Section 13(d) of the Exchange Act.

          3.4. Acquisition for Investment. The Purchaser is acquiring the Purchased Securities being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and the Purchaser has no present intention or plan to effect any distribution thereof. The Purchaser acknowledges that the Securities, including the Securities issuable upon conversion or exercise, as the case may be, of the Convertible Securities, have not been registered under the Securities Act of 1933, as amended, and may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration and in accordance with this Agreement. At the date hereof the Purchaser does not beneficially own, directly or, to the knowledge of the Purchaser, indirectly (or have any option or right to acquire), any securities of the Company other than the Securities being purchased by it hereunder.

          3.5. Brokers or Finders. No agent, broker, investment banker or other firm or Person, including any of the foregoing that is an Affiliate of the Purchaser, is or will be entitled to any broker's fee or any other commission or similar fee from the Purchaser in connection with any of the transactions contemplated by this Agreement that the Company will be responsible for pursuant to Section 13.10.

          3.6.  Accredited Investor.  The Purchaser is an
"accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

          3.7. HSR Notification. The Purchaser will cause to be filed its notification ("HSR Notification") of the transaction contemplated by this Agreement pursuant to the HSR Act at the same time as the Company files its HSR Notification pursuant to
Section 6.17.

     4.   Registration, Exchange and Transfer of Notes

          4.1. Authorized Denominations of Notes. The Notes are issuable only as fully registered Notes in denominations of at least $100,000.

          4.2. The Note Register; Persons Deemed Owners. The Company shall maintain, at its office designated for notices in accordance with Section 13.6, a register for the Notes (the "Note Register"), in which the Company shall record the name and address of the person in whose name each Note has been issued and the name and address of each transferee and prior owner of each Note. The Company may deem and treat the person in whose name a
Note is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this Article 4.

          4.3. Issuance of New Notes Upon Exchange or Transfer. Upon surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 13.6, the Company shall execute and deliver, at its expense, one or more new Notes of any authorized denominations requested by the holder of the surrendered Note, each dated the date to which interest, if any, has been paid on the Note so surrendered (or, if no interest has been paid, the date of such surrendered Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such person or persons as shall be designated in writing by such holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or by his attorney duly authorized in writing. The Company may also condition the issuance of any new Note or Notes in connection with a transfer by any person on the payment of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

          4.4. Lost, Stolen, Damaged and Destroyed Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of the Purchaser or any Affiliate of the Purchaser or the general partner of the Purchaser, notice from the Purchaser or such Affiliate of such ownership and such loss, theft, destruction or mutilation), and

               (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, the Purchaser, an Affiliate of the Purchaser or the general partner of the Purchaser or another holder of a Note with a minimum net worth of at least $5,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

               (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

     5.   Payment of Notes

          5.1. Home Office Payment. The Company will pay to the Purchaser or any transferee thereof all sums becoming due on the Notes (including all sums which become due on the Notes at the maturity thereof) at the address specified in Section 13.6 or at the address specified by such transferee, by wire transfer of immediately available funds, or at such other address or by such other method as the Purchaser or transferee shall have designated by notice to the Company, without presentment for notation of payment and without surrender. Before selling or otherwise transferring any Note, the Purchaser or transferee will make a notation thereon of the aggregate amount of all payments of principal, if any, therefore made, and of the date to which interest has been paid.

          5.2. Limitation on Interest. No provision of this Agreement or of any Note shall require the payment or permit the collection of interest, if payable, in excess of the maximum rate which is permitted by law. If any such excess interest is provided for herein or in any Note, or shall be adjudicated to be so provided for, then the Company shall not be obligated to pay such interest in excess of the maximum rate permitted by law, and the right to demand payment of any such excess interest is hereby waived, any other provisions in this Agreement or in any Note to the contrary notwithstanding.

          5.3. No Prepayment. Except for redemptions in accordance with Section 9.4 or upon conversion pursuant to
Section 10, neither the Company nor any Subsidiary will prepay or otherwise acquire any Note unless it offers to prepay or acquire
Notes pro rata from each holder thereof.

          5.4. Interest. Interest, if payable, on the principal amount of the Notes shall be due and payable as provided in the Notes.

     6.   Covenants of the Company

          A. The Company covenants that so long as the Purchaser (and/or its Affiliates and Affiliates of the general partner of the Purchaser) collectively hold not less than $10,000,000 in aggregate Liquidation Value or Stated Value of Notes or Preferred
Stock:

          6.1. Financial Covenants. (a) The Company will not permit its Consolidated Tangible Net Worth to be less than the following amounts on the last day of any fiscal quarter: (i) on or before December 31, 1997, $60 million; (ii) from January 1, 1998 to and including December 31, 1998, $70 million and (iii) from January 1, 1999 and thereafter, $75 million (it being understood that, for the purposes of this paragraph (a), the Notes and any other Subordinated Indebtedness of the Company shall be treated as equity).

               (b) The Company will not incur, create, assume or permit to exist any Indebtedness, or permit any Subsidiary to incur, create, assume or permit to exist any Indebtedness, if such Indebtedness (excluding the Notes) would result in a ratio of Consolidated Total Indebtedness (excluding the Notes) to Consolidated Tangible Net Worth (which for this purpose shall include the principal amount of any Notes then outstanding) of more than 1.0 to 1.0.

               (c)  The Company will not exchange its $3.75
Convertible Exchangeable Preferred Stock for its 7 1/2% Convertible Subordinated Debentures due 2003.

               (d) This Section 6.1 shall terminate and cease to be of further force and effect from and after a Change of Control described in clause (c)(iv) of the definition of Change of Control, provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Person with or into which the Company is merged or consolidated is directly or through wholly owned subsidiaries an operating business or is part of a consolidated group (not including the Company) that operates a business, (iii) no Indebtedness is incurred by the Company (or any of its Subsidiaries) in anticipation of such merger or consolidation and (iv) the Company shall have paid in cash the Change of Control Price, plus in each case accrued and unpaid interest or dividends, as the case may be, to the date of payment, to each holder of Notes or Preferred Stock who elects to have the Company redeem such holder's Notes or Preferred Stock as a result of such Change of Control.

          6.2. Limitation on Convertible Securities. (a) For so long as $10,000,000 in aggregate principal amount of Notes are outstanding, (i) the Company will not issue any convertible debt securities ranking senior to the Notes and (ii) the Company will not issue any other convertible debt securities or any convertible equity securities ranking senior to the Preferred Stock with respect to dividends or as to distribution of assets upon liquidation, dissolution or winding up unless either (A) such convertible debt or equity securities provide by their terms that they shall automatically convert into equity securities of the Company ranking on a parity with or junior to the Preferred Stock with respect to dividends or as to distribution of assets upon liquidation, dissolution or winding up upon conversion of the Notes pursuant to Section 10.3 or (B) the Company irrevocably waives its right to convert the Notes into Preferred Stock under
Section 10.3.

               (b)  For so long as any Preferred Stock is
outstanding, the Company will not issue (i) any convertible debt securities or (ii) any convertible equity securities ranking senior to the Preferred Stock with respect to dividends or as to distribution of assets upon liquidation, dissolution or winding up; provided, however, that this paragraph (b) shall not restrict the issuance of convertible debt securities if, on the issue date, (a) no Default or Event of Default shall have occurred and be continuing and (b) the Current Market Price of the Common Stock has exceeded the Conversion Price multiple by 200% for the preceding 60 consecutive Trading Days.

               (c)  For purposes of this Section 6.2, the
issuance of units comprising debt (including financial leases) or preferred stock and warrants (other than Excepted Warrant Issues) shall be deemed to be an issuance of convertible securities.

          6.3. Merger. The Company will not merge with or into or consolidate with any other Person or sell or convey all or substantially all of its assets or property to any other Person unless the Company is the continuing or surviving entity or the Person (if other than the Company) formed by such merger or consolidation or into which the Company is merged or to which the assets of the Company are sold or conveyed (the "Surviving Entity") shall expressly assume the then outstanding principal amount of the Notes or Stated Value of the Preferred Stock.

          6.4. Dividends and Distributions. The Company will not, and will not permit any Subsidiary to, declare or pay any dividend on, or make any other distribution in respect of, or redeem, purchase or otherwise acquire any shares of Common Stock or any other shares of capital stock of the Company ranking junior to or on a parity with the Preferred Stock; provided, however, that nothing in this Section 6.4 shall prevent the Company from (i) redeeming, at a redemption price of $.01 per Right, the Rights issued pursuant to the Rights Agreement, (ii) declaring or paying accrued and accumulated dividends on the Company's outstanding $3.75 Convertible Exchangeable Preferred Stock, (iii) declaring or paying a dividend in the stock of Metabasis Therapeutics, Inc. ("Metabasis") or Gensia Automedics, Inc. ("Automedics") in accordance with the proposals disclosed by the Company to the Purchaser or (iv) declaring or paying a dividend in the stock of any other Subsidiary, provided that (a) no Default or Event of Default shall have occurred and be continuing or result from the payment of such dividend and (b) if such dividend will constitute a Change of Control, the Company shall have paid in cash the Change of Control Price, plus in each case accrued and unpaid interest or dividends, as the case may be, to the date of payment, to each holder of Notes or Preferred Stock who elects to have the Company redeem such holder's Notes or Preferred Stock as a result of such dividend. This Section
6.4 in no way limits intercompany dividends between the Company and any Subsidiary or between Subsidiaries with respect to dividends or as to distributions of assets upon liquidation, dissolution or winding up.

          6.5. Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all Applicable Laws with respect to the conduct of its business and the ownership of its properties, including without limitation, social security laws, workers' protection laws, environmental laws, human health and equal employment opportunity laws, laws regarding the provision of insurance, third party administration and primary health care services, good manufacturing practices of the FDA, the Prescription Drug Marketing Act, the Federal Controlled Substances Act of 1970, the Food, Drug and Cosmetic Act, any federal or state Pharmacy Practice Acts, Controlled Substance Acts, Dangerous Drugs Acts and Food, Drug and Cosmetic Acts, OSHA, the FCPA and all rules of professional conduct applicable to the Company or any Subsidiary by which any of its properties are bound or subject, provided that the Company shall not be deemed to be in violation of this Section 6.5 as a result of any failure to comply with any provisions of such statutes, rules, regulations, and orders, the noncompliance with which would not result in fines, penalties, injunctive relief or other civil liabilities which, in the aggregate, would materially and adversely affect the properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole.

          6.6. Limitation on Agreements. The Company will not, and will not permit any Subsidiary to, enter into any agreement, or any amendment, modification, extension or supplement to any existing agreement, which contractually prohibits the Company from paying interest, if any, payable on the Notes or dividends on the Preferred Stock or redeeming the Notes or the Preferred Stock.

          6.7. Preservation of Franchises and Existence. Except as otherwise permitted by the Agreement, the Company will (i) maintain its corporate existence, rights and franchises in full force and effect, and (ii) cause the Subsidiaries to maintain their respective corporate existences, rights and franchises in full force and effect, provided that nothing in this Section 6.7 shall prevent the Company or any Subsidiary from discontinuing its operations in any particular state or at any particular location or locations within the state, or prevent the corporate existence, rights and franchises of any Subsidiary from being terminated if, in the opinion of the Board of Directors of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole or implementing the Company's plans with respect to Metabasis or Automedics.

          6.8. Insurance. (a) The Company will, and will cause each of the Subsidiaries to maintain, with insurers believed by the Company to be responsible, such insurance, in such amounts and of such types as are customarily carried under similar circumstances by companies engaged in the same or a similar business or having similar properties similarly situated.

               (b) The Company shall (i) provide, maintain and perform in the same manner as prior to the date hereof the Company's existing indemnification provisions with respect to present and future directors and officers of the Company for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring after the Closing Date to the extent permitted or required under applicable law and the Company's Restated Certificate of Incorporation and By-Laws in effect at the date hereof (to the extent consistent with applicable law); and (ii) maintain directors and officers liability coverage, with limits, terms and conditions no less advantageous than in effect on the date hereof. Such coverage will be maintained with the current insurance carriers or insurance carriers of financial strength equal to or greater than the financial strength of the current insurance carriers. Evidence of such coverage will be provided to the individual officers and directors upon request. Any new directors or officers of the Company will be added to such policies.

          6.9. Payment of Taxes and Other Charges. The Company will pay or discharge, and will cause each of the Subsidiaries to pay or discharge, before the same shall become delinquent, (i) all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income (including, without limitation, such as may arise under Section 4062, 4063, or 4064 of ERISA or any similar provision of law), and (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, in the case of either clause (i) or clause (ii), if unpaid, might result in the creation of a material lien upon any of its properties, provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith pursuant to appropriate proceedings.

          6.10.  [Reserved].

          6.11.  [Reserved].

          6.12.  Financial Statements and Other Reports.

               (i) The Company will, as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, furnish to the Purchaser statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and its Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of a copy of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Commission shall be deemed to satisfy the requirements of this clause (i);

               (ii) it will, as soon as practicable and in any event within 90 days after the end of each fiscal year, furnish to the Purchaser statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and its Subsidiaries for such year, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year, all in reasonable detail and examined and reported on by independent public accountants of recognized national standing selected by the Company; provided, however, that delivery pursuant to clause (iii) below of a copy of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Commission shall be deemed to satisfy the requirements of this clause (ii);

               (iii)  it will, promptly upon transmission
     thereof, furnish to the Purchaser copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all such registration statements (without exhibits), other than registration statements relating to employee benefit or dividend reinvestment plans, and all such regular and periodic reports as it shall file with the Commission; and

               (iv)  it will promptly furnish to the Purchaser
     (a) copies of (i) any compliance certificates furnished to lenders in respect of Indebtedness of the Company and its Subsidiaries and (ii) any notices of default from lenders in respect of any such Indebtedness and (b) notice of (i) the commencement of any Litigation which, if determined adversely to the Company, would have a Material Adverse Effect, (ii) the issuance by any governmental authority of any injunction, order, restraint or other decision which has resulted in, or which is likely, in the reasonable judgment of the Company or any such Subsidiary, to have a Material Adverse Effect or (iii) any development in the business or affairs of the Company or any of the Subsidiaries which has resulted in, or which is likely, in the reasonable judgment of the Company or any such Subsidiary, to result in a Material Adverse Effect.

          Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to the Purchaser a certificate of the Chief Financial Officer, Treasurer or other financial officer of the Company regarding compliance by the Company with the covenants set forth in Sections 6.1 and 6.4.

          6.13. Inspection of Property. The Company will permit representatives of the Purchaser to visit and inspect, at such Purchaser's expense, any of the properties of the Company and its Subsidiaries, to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers of the Company, all at such reasonable times, upon reasonable notice and as often as the Purchaser may reasonably request; provided, however, that the foregoing shall be subject to compliance with reasonable safety, operating and production requirements and shall not require the Company or any of its Subsidiaries to permit any inspection which in the reasonable judgment of the Company would result in the violation of any statute or regulation with respect to confidentiality or security. The Purchaser agrees that the information received pursuant to this Section 6.13 or Section 6.12(iv) is subject to
Section 7.1 hereof.

          6.14. Board Membership. On the Closing Date, the Board of Directors of the Company will take all necessary action to elect one person reasonably acceptable to the Board of Directors nominated by the Purchaser to the Board of Directors as a Class II director. At each subsequent annual meeting for the election of directors of Class II the Purchaser will be entitled to propose (and the Company will nominate and recommend) one person reasonably acceptable to the Board of Directors as a member of the Company's Board of Directors. In the event of any vacancy arising by reason of the resignation, death, removal or inability to serve as the Purchaser's nominee, the Purchaser shall be entitled to designate a successor to fill such vacancy until the next annual meeting for the election of Class II directors. So long as Purchaser and its Affiliates and Affiliates of the general partner of Purchaser own at least $10,000,000 in aggregate principal amount of Notes or aggregate Stated Value of Preferred Stock, such member of the Board of Directors shall be a member of the Company's executive committee, if any, or any committee performing substantially similar functions and shall, if requested by the Purchaser, be considered for membership on other committees of the Board of Directors.
The Company agrees that if such nominee is not elected, (i) the Purchaser will be entitled to have observational rights at all meetings of the Board of Directors and the Purchaser shall have the same access to information concerning the business and operations of the Company and its Subsidiaries and at the same time as directors of the Company, subject to the provisions of
Section 7.1, and shall be entitled to participate in discussions and consult with the Board of Directors, without voting, and (ii) the Company will nominate and recommend one person proposed by the Purchaser at each subsequent annual meeting (without regard to the Class of directors subject to election at such meeting) until a nominee proposed by the Purchaser has been elected to the Board of Directors. If at any time Purchaser and its Affiliates and Affiliates of the general partner of Purchaser do not own at least $10,000,000 in aggregate principal amount of Notes or aggregate Stated Value of Preferred Stock then any director appointed by Purchaser shall immediately resign from the Board of Directors.

          B. The Company covenants that, so long as the Purchaser (and/or its Affiliates) owns any of the Securities:

          6.15. Lost, Stolen, Damaged and Destroyed Stock Certificates. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate for shares of Preferred Stock (which evidence shall be, in the case of the Purchaser or any Affiliate of the Purchaser or the general partner of the Purchaser, notice from the Purchaser or such Affiliate of such ownership and such loss, theft, destruction or mutilation), and

               (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it provided that if the holder of such shares of Preferred Stock is, or is a nominee for, the Purchaser, an Affiliate of the Purchaser or the general partner of the Purchaser or another holder of the shares of Preferred Stock with a minimum net worth of at least $5,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

               (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new certificate, dated and paying dividends from the date to which dividends shall have been paid on such lost, stolen, destroyed or mutilated certificate or dated the date of such lost, stolen, destroyed or mutilated certificate if no dividend shall have been paid thereon.

          6.16.  [Reserved].

          6.17. HSR. If deemed necessary by Purchaser, the Company shall file its HSR Notification not later than July 31, 1998. Notwithstanding the foregoing, the Company shall not deliver any notice of redemption pursuant to Article 9 or any notice of conversion pursuant to Article 10 unless (a) the Company shall have filed its HSR Notification, (b) the applicable waiting period shall have expired or been terminated and (c) the date fixed for redemption in accordance with Section 9.4 or conversion in accordance with Article 10 shall be a date upon which the Purchaser shall not be prohibited from owning Voting Securities under the HSR Act; provided, that if the condition set forth in clause (c) shall not be satisfied and either the Company desires to have the ability to issue a notice of conversion or a notice of redemption or the Purchaser desires to have the ability to convert some or all of the Notes into Preferred Stock or Common Stock, each of the Company and the Purchaser, upon notice from the party desiring to exercise such right to the other party, shall as promptly as possible file its HSR Notification.

          6.18. Certain Tax Matters. (a) In the event (i) of a Final Determination (as defined below) that the Purchaser is required to include in income for any taxable year amounts ("OID") determined pursuant to the principles of Sections 1271-75 of the Code and the regulations thereunder, including by application of Section 305(c) of the Code, or any successor provisions thereto (collectively, the "OID Rules") with respect to the Notes, the Warrants or the Preferred Stock (an "OID Inclusion") or (ii) the OID Rules or any similar or corresponding state or local law is amended to require an OID Inclusion for any taxable year, the Company shall pay to such Purchaser with respect to each such OID Inclusion no later than the Payment Due Time (as defined below), an additional payment (the "Gross-Up Payment") such that the net amount of such Gross-Up Payment (plus the amount of any interest paid with respect to the Notes) retained by such Purchaser after payment by such Purchaser of any federal, state and local income tax actually imposed upon such Gross-Up Payment (plus the amount of any interest paid with respect to the Notes) shall equal the sum of (A) the amount of the OID Inclusion for such taxable year (plus the amount of any interest paid with respect to the Notes) multiplied by the maximum combined federal, state and local income tax rate for an individual resident in New York City, after giving due allowance for the deductibility of state and local income taxes (the "Applicable Tax Rate"), (B) interest on the amount specified in subclause (A) at the rates in effect from time to time for individual taxpayers resident in New York City with respect to income tax deficiencies for all periods from the date with respect to which the deficiency arose until the payment of the amount specified in subclause (A), and (C) penalties, if any, actually payable by any direct or indirect partner or member of the Purchaser with respect to the OID Inclusion to the Internal Revenue Service or any other applicable taxing authority by reason of such events.

               (b) A "Final Determination" with respect to a federal tax liability shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final, or
(ii) a closing agreement entered into under Section 7121 (or any successor to such Section) of the Code or any other settlement agreement entered into a connection with an administrative or judicial proceeding and consented to by the Purchaser or any member of its consolidated group. The "Payment Due Time" shall mean 5:00 p.m. Eastern time, of the day two banking days before the date on which expires the period allowed by applicable law for timely payment of the tax liability imposed on the related OID Inclusion pursuant to an applicable Final Determination.

               (c) In the event that the Purchaser is notified formally or informally of any audit, examination or proceeding by the Internal Revenue Service or other taxing authority with respect to the includability in income of OID with respect to the Notes, Warrants or Preferred Stock, the Purchaser will promptly notify the Company of such audit, examination or proceeding; provided, however, that the Purchaser's failure to give such notice or to keep the Company fully informed concerning a Contest (as defined below) shall not affect the Company's obligation to make Gross-Up Payments in accordance with this Section 6.18. Subject to the requirement that the Purchaser shall proceed in good faith and shall pursue the issue diligently, the Purchaser shall have exclusive control and responsibility to conduct any audit, examination, proceeding or litigation (a "Contest") with respect to such treatment. The Purchaser shall bear all costs and expenses in connection with such Contest.

               (d)  The Company expressly acknowledges that
Affiliates of the Purchaser who acquire Notes, Warrants or Preferred Stock as permitted by this Agreement shall be entitled to the benefits of this Section 6.18. No other subsequent holder shall be entitled to the benefits of this Section 6.18.

          6.19. Certain Additional Payments Following Redemption under Certain Circumstances. In the event that, within six months after the date of redemption of the Notes pursuant to
Article 9 or redemption of the Preferred Stock pursuant to the Certificate of Designation, there shall be (i) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation, (ii) an acquisition by any Person or "group" (as that term is defined in Section 13(d) (3) of the Exchange Act) of more than 50% of the capital stock, assets or property of the Company (determined by the net book value of such assets or property as of the most recently prepared balance sheet of the Company), (iii) a plan of liquidation approved by the Board of Directors, or (iv) a public announcement of any of the transactions specified in (i) through
(iii) above and such transaction is consummated within six months after the date of such public announcement, then the Company shall promptly pay to the record holders of the Notes or the Preferred Stock on the date of such redemption, an amount in respect of each share into which the Notes or the Preferred Stock was convertible as of the date of redemption equal to the excess, if any, of (x) (in the case of a transaction described in clause
(i) or (iii)) the Fair Market Value of the consideration per share of Common Stock received or receivable in such transaction by the Company or the holders of the Company's capital stock or
(y) (in the case of a transaction described in clause (ii)) the Current Market Price for the five Trading Days immediately preceding the date of consummation of the transaction over the redemption price or if higher than (x) or (y), the consideration per share of Common Stock received by Rakepoll Finance, any executive officer of the Company or any of their respective Affiliates or Associates (calculated based upon the number of shares of Common Stock into which, directly or indirectly, the Notes or Preferred Stock would have been convertible had they been so converted on the date of redemption) of the Notes or shares of Preferred Stock paid to such holders in accordance with the terms of this Agreement or the Certificate of Designation, as the case may be.

          6.20. Notice of Breach. As promptly as practicable, and in any event not later than (i) ten Business Days after such breach in the case of a breach of Section 6.01(a) on the last day of one of the first three fiscal quarters, (ii) fifteen Business Days after such breach in the case of a breach of Section 6.01(a) on the last day of a fiscal year and (iii) ten Business Days after executive officers of the Company become aware of any other breach by the Company of any provision of this Agreement, including, without limitation, any other provision of this
Article 6, the Company shall provide the Purchasers with written notice specifying the nature of such breach and any actions proposed to be taken by the Company to cure such breach.

          6.21. Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any transaction or series of related transactions (including, without limitation , the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a wholly-owned Subsidiary) unless such transaction or series of related transactions is entered into in good faith and (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party and (b) with respect to any transaction or series of related transactions involving aggregate value in excess of $100,000, such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director; provided, however, that this provision shall not apply to any transaction with (i) an officer or director of the Company entered into in the ordinary course of business (including compensation and employee benefit arrangements with any officer, director or employee of the Company, including under any stock option or stock incentive plans); or (ii) pursuant to the terms of any agreement or arrangement in existence on the date of this Agreement listed on Schedule 2.19(b); or (iii) pursuant to any Non-Disclosable Contract. The Company shall not amend or waive its rights under, and shall not permit any Subsidiary to amend or waive its rights under, any of the terms of the agreements referred to in clause (ii) of the foregoing proviso without the prior written consent of a majority of the Disinterested Directors of the Company.

     7.   Covenants of the Purchaser

          7.1. Nondisclosure of Confidential Information. (a) Without the prior written consent of the Company, any information relating to the Company provided to the Purchaser in connection with this Agreement, or to the persons nominated by the Purchaser to be elected to the Board of Directors, which is either confidential, proprietary, or otherwise not generally available to the public (but excluding information the Purchaser has obtained independently from third-party sources without the Purchaser's knowledge that the source has violated any fiduciary or other duty not to disclose such information) (the "Confidential Information") will be kept confidential by the Purchaser and its directors, officers, employees, and representatives (collectively, "Representatives"), using the same standard of care in safeguarding the Confidential Information as the Purchaser employs in protecting its own proprietary information which such Purchaser desires not to disseminate or publish, and will not be disclosed to any Person, except for Representatives of the Purchaser who need to know such Confidential Information. It is understood (i) that such Representatives shall be informed by the Purchaser of the confidential nature of the Confidential Information, (ii) that such Representatives shall be bound by the provisions of this
Section 7.1 as a condition of receiving the Confidential Information and (iii) that, in any event, the Purchaser shall be responsible for any breach of this Agreement by any of their Representatives.

               (b) Without the prior consent of the Company, other than as required by applicable law, the Purchaser will not, and will direct their Representatives not to, disclose to any Person either the fact that the Confidential Information has been made available to the Purchaser or that the Purchaser has inspected any portion of the Confidential Information.

               (c) If the Purchaser or its Representatives are requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, such Purchaser will, as soon as practicable, notify the Company of such request or requirement so that the Company may seek an appropriate protective order. If, in the absence of a protective order, such Purchaser or its Representatives are, in the opinion of such Purchaser's counsel, compelled to disclose the Confidential Information or else stand liable for contempt or suffer other censure or significant penalty, such Purchaser may disclose only such of the Confidential Information to the party compelling disclosure as is required by law. The Purchaser shall not be liable for the disclosure of Confidential Information pursuant to the preceding sentence. The Purchaser will, at the Company's expense, cooperate with the Company's reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

     8.   Events of Default and Remedies

          8.1. Events of Default. Each of the following shall constitute an Event of Default with respect to the Notes under this Agreement:

               (a) Nonpayment of Principal of the Notes. If the Company fails to pay the principal of or interest on or any other sum, if any, due on any Note, when and as the same becomes due and payable, whether at the maturity thereof, on a dated fixed for a redemption, or otherwise and fails to cure such failure within five days; or

               (b) Cross-Default. If (i) the Company or any Subsidiary (x) fails to make any payment in respect of any Indebtedness, having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $3,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (y) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in and provided for in any such Swap Contract that is in the form of an ISDA Master Agreement) or equivalent termination event (as provided in any other Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined in such Swap Contract) as to which the Company or any Subsidiary is an Affected Party (as so defined in such Swap Contract), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $3,000,000; or

               (c)  Voluntary Bankruptcy and Insolvency
Proceedings. If the Company or any Subsidiary shall file a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to the Federal Bankruptcy Code of 1978, as amended, or under any similar present or future federal law or the law of any other jurisdiction or shall be adjudicated a bankrupt or become insolvent, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or such Subsidiary or for all or any substantial part of its respective property, or the Company or any Subsidiary shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take any corporate action, as the case may be, in furtherance of any of the foregoing; or

               (d) Adjudication of Bankruptcy. If a petition or answer shall be filed proposing the adjudication of the Company or any Subsidiary as a bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to the Federal Bankruptcy Code of 1978, as amended, or under any similar present or future federal law or the law of any other jurisdiction applicable to the Company or such Subsidiary, and the Company or any Subsidiary shall consent to or acquiesce in the filing thereof, or such petition or answer shall not be discharged or denied within 90 days after the filing thereof; or

               (e) Receivership or Sequestration. If a decree or order is rendered by a court having jurisdiction (i) for the appointment of a receiver or custodian or liquidator or trustee or sequestrator or assignee (or similar official) in bankruptcy or insolvency of the Company or any Subsidiary or of all or a substantial part of its property, or for the winding-up or liquidation of its affairs, and such decree or order shall have remained in force undischarged and unstayed for a period of 90 days, or (ii) for the sequestration or attachment of any property of the Company or any Subsidiary without its return to the possession of the Company or such Subsidiary or its release from such sequestration or attachment within 90 days thereafter; or

               (f) Covenant Defaults. If the Company shall have breached in any material respect any of the covenants set forth herein and such breach shall continue for 90 days following (i) the date notice is required to be given under Section 6.20(i) or
(ii) with respect to breaches under 6.01(a) and (ii) otherwise from the date of the breach.

          8.2. Acceleration of Maturity. If any Event of Default shall have occurred and be continuing, the holders of 66 2/3% of the outstanding principal amount of Notes may, by notice to the Company, declare the entire outstanding principal balance of the Notes, and all accrued and unpaid interest, if any, thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal balance of the Notes, and said accrued and unpaid interest, if any, shall become and be immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Notes or in this Agreement to the contrary notwithstanding; provided that if an Event of Default under clause (c), (d), or (e) of Section 8.1 with respect to the Company shall have occurred, the outstanding principal amount of all of the Notes, and all accrued and unpaid interest, if any, thereon, shall immediately become due and payable, without any declaration and without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Notes or this Agreement to the contrary notwithstanding; and provided, further, that if an Event of Default under clause (a) of Section 8.1 shall have occurred and be continuing with respect to any Note, the Purchaser or Affiliate of the Purchaser (but not any transferee thereof other than an Affiliate of such Purchaser) holding one or more Notes in an aggregate outstanding principal amount of at least $1,000,000 may, by notice to the Company, declare the entire outstanding principal of such Notes and all accrued and unpaid interest, if any, thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal of such Notes and said accrued and unpaid interest, if any, shall become and be immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in such Notes or in this Agreement to the contrary notwithstanding.

          8.3. Other Remedies. If any Event of Default shall have occurred and be continuing, from and including the date of such Event of Default to but not including the date such Event of Default is cured or waived, any holder may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or the Notes or in aid of the exercise of any power granted in this Agreement or the Notes, and any holder may enforce the payment of any Note held by such holder and any of its other legal or equitable rights. From the date that a Default or Event of Default shall have occurred and during the continuance of any Default or Event of Default, the Company shall pay interest on the outstanding principal of, and premium, if any, on the Notes and (to the extent legally enforceable) on any overdue installment of interest, if any, at the rate of 11.75% per annum until such overdue amount is paid or until such Default or Event of Default is cured or waived.

          8.4. Conduct No Waiver; Collection Expenses. No course of dealing on the part of any holder, nor any delay or failure on the part of any holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal or the premium, if any, or the interest, if any, on any Note, the Company will pay to each holder, to the extent permitted by law, on demand, all costs and expenses incurred by such holder in the collection of any amount due in respect of any Note hereunder, including reasonable legal fees incurred by such holder in enforcing its rights hereunder.

          8.5. Annulment of Acceleration. If a declaration is made in accordance with Section 8.2, then and in every such case, the holders of at least 66 2/3% of the outstanding principal amount of the Notes may, by an instrument delivered to the Company, annul such declaration and the consequences thereof, provided that at the time such declaration is annulled:

               (a) no judgment or decree has been entered for the payment of any monies due on the Notes or pursuant to this Agreement;

               (b) all arrears of interest on the Notes and all other sums payable on the Notes and pursuant to this Agreement (except any principal of or interest or premium on the Notes which has become due and payable by reason of such declaration) shall have been duly paid; and

               (c) every other Event of Default shall have been duly waived or otherwise made good or cured;

provided, however, that only the Purchaser or Affiliate of the Purchaser (but not any transferee thereof other than an Affiliate of such Purchaser) of the Note or Notes making the declaration permitted by the last proviso of Section 8.2 may annul such declaration; and provided, further, that no such annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

          8.6. Remedies Cumulative. No right or remedy conferred upon or reserved to the holders of Notes under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law. Every right and remedy given by this Agreement or by applicable law to the holders of Notes may be exercised from time to time and as often as may be deemed expedient by the holders.

          8.7. Limitations. Notwithstanding the foregoing provisions of this Article 8, the exercise of remedies by the holders of the Notes is subject to the provisions of Article 11 hereof.

     9.   Redemption

          9.1. Optional Redemption. The Company shall have the right, at its sole option and election made in accordance with
Section 9.4, to redeem the Notes and the Preferred Stock, on or after 18 months following the Closing Date, in whole but not in part, if the Current Market Price per share of the Common Stock shall exceed the Conversion Price multiplied by 350% for at least 90 consecutive Trading Days, subject to the final paragraph of this Section 9.1, at a redemption price equal to the Liquidation Value (the "Redemption Price"), plus an amount equal to all accrued and unpaid interest, if any, to the date of redemption, in cash.

               In the event that at any time a Change of Control has occurred prior to a redemption pursuant to this Section 9.1, the Redemption Price of each Note until the expiration of the 90-day period referred to in Section 9.4(b) shall equal the Change of Control Price (as defined in Section 9.3 below).

          9.2.  Mandatory Redemption.  On May 1, 2004, the
Company shall redeem all outstanding Notes, by paying therefor the Liquidation Value, in cash, plus all accrued and unpaid interest to the date of redemption.

          9.3. Change of Control. In the event that there occurs a Change of Control, any record holder of Notes, in accordance with the procedures set forth in Section 9.4(b), may require the Company to redeem any or all of the Notes held by such holder for, at such holder's option, an amount equal to (i) the greater of (A) 100% of the Liquidation Value of the Notes and
(B)(I) 135% of the Liquidation Value of the Notes if such Change of Control occurs on or before the first anniversary of the Closing Date and (II) 150% of the Liquidation Value of such Notes if the Change of Control occurs thereafter, less, in the case of each of clause (B)(I) and (B)(II), the Warrant Value attributable to the Notes held by such holder or (ii) the form and amount of consideration that such holder would have received had such holder converted such Notes into Common Stock and had such holder received the higher of (A) the same consideration per share of Common Stock received or receivable on a per share basis by Rakepoll Finance, any executive officer of the Company or any of their respective Affiliates or Associates (the "Affiliated Holders") and (B) the same consideration per share of Common Stock received or receivable by the non-Affiliated Holders in connection with such Change of Control (the "Change of Control Price"), plus, in the case of each of clause (i) and clause (ii) all accrued and unpaid interest, if any, on the Notes being redeemed to the date of redemption, in cash. For purposes of this Section 9.3, the Warrant Value attributable to a Note shall be equal to the Warrant Value on the date of the Change of Control multiplied by a fraction the numerator of which shall be the Liquidation Value of the Note and the denominator of which shall be $20,000,000.

          9.4. Redemption Procedures. (a) Notice of any redemption of Notes pursuant to Section 9.1 or 9.2 shall be mailed at least 30 but not more than 60 days prior to the date fixed for redemption to each holder of Notes to be redeemed, at such holder's address as it appears in the Note Register. In order to facilitate the redemption of Notes, the Board of Directors may fix a record date for the determination of Notes to be redeemed.

               (b) Promptly following a Change of Control (but in no event more than five Business Days thereafter), the Company shall mail to each holder of Notes, at such holder's address as it appears on the transfer books of the Company, notice of such Change of Control, which notice shall set forth each holder's right to require the Company to redeem any or all Notes held by it. The Company shall thereafter during a period of 90 days from the date of such notice (or the date the Company was required to give such notice) redeem any Notes, in whole or in part, at the option of the holder, upon at least five days' written notice to the Company by such holder specifying (i) the principal amount of Notes to be redeemed and (ii) the redemption date.

               (c) On the date of any redemption being made pursuant to Section 9.1, 9.2 or 9.3 which is specified in a notice given pursuant to this Section 9.4, the Company shall wire transfer to such holder the Redemption Price or Change of Control Price, as the case may be, for the principal amount of notes so redeemed, together with an amount equal to all accrued and unpaid interest, if any, thereon to the date of redemption.

     10.  Conversion

          10.1. Holder's Option to Convert into Preferred Stock. The Notes shall be converted, in whole but not in part, at the direction of the holders of not less than 66-2/3% of all outstanding Notes at any time after the Closing into shares of Preferred Stock, at a conversion ratio of one share of Preferred Stock for each $100 of outstanding principal amount of Notes (the "Preferred Ratio").

          10.2.  Holder's Option to Convert into Common Stock.
(a) Subject to the provisions for adjustment hereinafter set forth, any Note or any portion of the outstanding principal amount of such Note shall be convertible at the option of the holder at any time after the Closing into shares of Common Stock at a conversion ratio for each $100 of outstanding principal amount of Notes equal to the Conversion Ratio.

               (b) Following notice of redemption by the Company pursuant to Section 9.1, subject to the provisions for adjustment hereinafter set forth, any Note or any portion of the outstanding principal amount of such Note shall be convertible at the option of the holder into shares of Common Stock at a conversion ratio for each $100 of outstanding principal amount of Notes equal to the Conversion Ratio in effect on the date of such notice of redemption.

          10.3. Company's Option to Convert. Provided that (a) no Default or Event of Default shall have occurred and be continuing and (b) (i) the Current Market Price of the Common Stock has, since the Closing, exceeded the Conversion Price multiplied by 200% for at least 60 consecutive Trading Days, or
(ii) the Company shall have filed reports with the Commission on Forms 10-Q or 10-K reporting positive Consolidated Net Income (after payment of all accrued and accumulated preferred stock dividends currently due, including any and all preferred stock dividend arrearages, which amounts shall have been paid prior to exercise of such option to convert) for two consecutive fiscal quarters ending on or after March 31, 1997, the Notes shall be convertible at the option of the Company, in whole but not in part, at any time into shares of Preferred Stock, at the Preferred Ratio.

          10.4. Exercise of Conversion Privilege. (a) Any conversion by the holders of Notes into Common Stock shall be in an aggregate outstanding principal amount equal to at least $100,000, unless the amount so converted shall be such holder's entire outstanding principal amount of Notes. Conversion of the Notes may be effected by any holder thereof upon the surrender to the Company at the office of the Company designated for notices in accordance with Section 13.6 or at the office of any agent or agents of the Company, as may be designated by the Board of Directors (the "Transfer Agent"), of the Notes to be converted, accompanied by a written notice stating that such holder elects to convert all or a specified portion of the outstanding principal amount of such Notes in accordance with the provisions of this Article 10 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Preferred Stock or Common Stock, as the case may be, to be issued; provided that, in the case of the conversion of the Notes into Preferred Stock in accordance with Section 10.3, the Company shall provide each holder written notice stating that such holder's Notes have been converted pursuant to Section 10.3, and each holder shall thereupon promptly surrender to the Transfer Agent the Notes so converted specifying the name or names in which such holder wishes the certificates for shares of Preferred Stock to be issued. In case any holder's notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Preferred Stock or Common Stock in such name or names. Other than such taxes, the Company will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Preferred Stock or Common Stock on conversion of Notes pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such Notes and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Preferred Stock or Common Stock, as the case may be, to which the holder of the Notes being converted shall be entitled and (ii) if less than the entire outstanding principal amount of any Note surrendered is being converted, a new Note in the principal amount which remains outstanding upon such partial conversion. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice so that the rights of the holder thereof as to the Note or Notes (or portion thereof) being converted shall cease except for the right to receive shares of Preferred Stock or Common Stock, as the case may be, in accordance herewith, and the person entitled to receive the shares of Preferred Stock or Common Stock shall be treated for all purposes as having become the record holder of such shares of Preferred Stock or Common Stock at such time, so long as such holder's Notes are delivered to the Company within two Business Days after the date of the giving of notice. In any other case of conversion at the holder's option, the date of delivery of the Notes shall be deemed to be the date of conversion.

               (b) In case any Notes are to be redeemed pursuant to Section 9.1, such right of conversion shall cease and terminate as to the Notes to be redeemed at the close of business on the Business Day preceding the date fixed for redemption unless the Company shall default in the payment of the Redemption Price or the Change of Control Price, as the case may be.

               (c) The Conversion Ratio shall be subject to adjustment from time to time in certain instances as hereinafter provided.

          10.5. Fractions of Shares; Interest. In connection with the conversion of any Note into Common Stock, no fractions of shares shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Trading Day on which such Note is deemed to have been converted. If more than one Note shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the aggregate outstanding principal amount of Notes so surrendered. Promptly upon conversion, the Company shall pay to holders of Notes so converted an amount equal to any accrued and unpaid interest on the Notes surrendered for conversion to the date of such conversion, together with cash in lieu of any fractional share of Common Stock.

          10.6. Reservation of Stock. (a) The Company shall at all times reserve and keep available for issuance upon the conversion of the Notes and exercise of the Warrants, free from any preemptive rights, such number of its authorized but unissued shares of Preferred Stock and Common Stock as will from time to time be sufficient to permit the conversion of the entire outstanding principal amount of the Notes into Preferred Stock or Common Stock and permit the exercise of all of the Warrants, and shall take all action required to increase the authorized number of shares of Preferred Stock or Common Stock, if necessary, to permit the conversion of the entire outstanding principal amount of the Notes and permit the exercise of all of the Warrants.

               (b) If the Company shall issue shares of Common Stock upon conversion of the Notes as contemplated by this
Article 10, or upon exercise of the Warrants, the Company shall issue together with each such share of Common Stock one Right (or other securities in lieu thereof), or any rights issued to holders of Common Stock in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock at such time and have not expired.

          10.7.  Adjustment of Conversion Ratio.  The Conversion
Ratio will be subject to adjustment from time to time as follows:

               (a) In case the Company shall at any time or from time to time after May 1, 1997 (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Company, then, and in each such case, the Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any Note thereafter surrendered for conversion into Common Stock shall be entitled to receive, for each $100 of outstanding principal amount of Notes, the number of shares of Common Stock or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Notes been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (a) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause (a) in connection with any transaction to which
Section 10.8 applies.

               (b) In case the Company shall issue shares of Common Stock (or rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) after May 1, 1997 at a price per share (or having a conversion price per share) less than the Conversion Price as of the date of issuance of such shares (or, in the case of convertible or exchangeable securities, less than the Conversion Price as of the date of issuance of the rights, warrants or other securities in respect of which shares of Common Stock were issued), then, and in each such case, the Conversion Ratio and the Conversion Price shall be adjusted so that the holder of each Note shall be entitled to receive, for each $100 of outstanding principal amount of Notes, upon the conversion thereof into Common Stock, the number of shares of Common Stock determined by multiplying (A) the Conversion Ratio in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of additional shares of Common Stock issued (or into which the convertible securities may convert), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock purchasable at the then applicable Conversion Price per share with the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which the rights, warrants or other convertible securities may convert). An adjustment made pursuant to this Section 10.7(b) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this Section 10.7(b), the aggregate consideration receivable by the Company in connection with the issuance of shares of Common Stock or of rights, warrants or other securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such Common Stock, rights, warrants and convertible securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such rights, warrants and convertible securities into shares of Common Stock. If Common Stock is sold as a unit with other securities or rights of value, the aggregate consideration received for such Common Stock shall be deemed to be net of the Fair Market Value of such other securities and rights of value. If Common Stock is issued in consideration of the release of a claim brought by a shareholder against the Company, whether before or after the Closing Date, on the basis of events or circumstances occurring prior to the Closing Date ("Pre-Closing Shareholder Claims"), the consideration for such Common Stock shall be deemed to be $0.
The issuance or reissuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to (i) a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the conversion ratio pursuant to
Section 10.7(a), (ii) shares issued as Stock Milestone Payments or Combination Milestone Payments pursuant to Section 5.06 of the Development and Marketing Agreement dated June 13, 1991 with Gensia Clinical Partners as in effect on the date hereof or pursuant to any acquisition of BIOFA A.B. on terms approved by the full Board of Directors or (iii) any restricted stock or stock option plan or program of the Company involving the grant of options or rights at below the applicable Conversion Price (but the Company will in no event issue options or rights exercisable at less than 85% of Current Market Price at the date of grant) so long as the granting of such options or rights has been approved by the full Board of Directors or a committee of the Board of Directors on which the director designated by the Purchaser is a member, or (iv) any option, warrant, right, or convertible security outstanding as of the date hereof (other than the Rights or similar securities) shall not be deemed to constitute an issuance of Common Stock or convertible securities by the Company to which this Section 10.7(b) applies. Upon the expiration unexercised of any options, warrants or rights to convert any convertible securities for which an adjustment has been made pursuant to this Section 10.7(b), the adjustments shall forthwith be reversed to effect such rate of conversion as would have been in effect at the time of such expiration or termination had such options, warrants or rights or convertible securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. Nothing herein shall limit the right of any holder to an anti-dilution adjustment in the event that there shall occur a "flip-in" or "flip-over" event under the Rights Agreement or any similar plan or agreement of the Company. No adjustment shall be made pursuant to this Section 10.7(b)in connection with any transaction to which Section 10.8 applies.

               (c) In case the Company shall at any time or from time to time after May 1, 1997 declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Company or any of its Subsidiaries by way of dividend, including any distribution of shares or assets of Metabasis or Automedics and any payment or granting of anything of value in consideration of the release of a Pre-Closing Shareholder Claim, on its Common Stock, other than dividends or distributions of shares of Common Stock which are referred to in Section 10.7(a) or issuances of Common Stock which are referred to in Section 10.7(b), then, and in each such case, the Conversion Ratio and the Conversion Price shall be adjusted so that the holder of each Note shall be entitled to receive, upon the conversion thereof, for each $100 of outstanding principal amount of Notes, the number of shares of Common Stock determined by multiplying (1) the applicable Conversion Ratio on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the Current Market Price of the Common Stock for the period of 20 Trading Days preceding such record date, and the denominator of which shall be such Current Market Price of the Common Stock less the Fair Market Value per share of Common Stock (as determined in good faith by the Board of Directors and supported by an opinion from an investment banking firm of recognized national standing acceptable to holders of a majority of the Notes) of such dividend or distribution. No adjustment shall be made pursuant to this Section 10.7(c) in connection with any transaction to which Section 10.8 applies.

               (d) For purposes of this Section 10.7, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company.

               (e)  The term "dividend," as used in this Section
10.7, shall mean a dividend or other distribution upon stock of the Company as well as any consideration granted to a shareholder for the release of a claim against the Company.

               (f) Anything in this Section 10.7 to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Ratio by at least one one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Ratio by at least one one-hundredth of one share of Common Stock, such change in Conversion Ratio shall thereupon be given effect.

               (g) The certificate of any firm of independent public accountants of recognized national standing selected by the Board of Directors (which may be the firm of independent public accountants regularly employed by the Company) shall be presumptively correct for any computation made under this Section 10.7.

               (h) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this Section 10.7 or in the Conversion Ratio or Conversion Price then in effect shall be required by reason of the taking of such record.

               (i) In the case of any event which requires an adjustment to the Conversion Ratio pursuant to this Section 10.7, the Conversion Price shall also be appropriately adjusted to reflect such event.

               (j)  If any event occurs as to which the
provisions of this Section 10.7 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Notes in accordance with the essential intent and principles of such provisions, the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights of the holders of the Notes.

          10.8. Merger or Consolidation. In the case of any consolidation or merger of the Company with or into another corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the assets or property of the Company (each of the foregoing being referred to as a "Transaction") occurring in each case at any time, each Note then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which the principal balance of such Note was convertible immediately prior to such Transaction. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Article 10 shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property.

          10.9. Notice of Certain Corporate Actions. In case at any time or from time to time the Company shall pay any stock dividend or make any other non-cash distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock or consolidation or merger of the Company with or into another corporation, or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases the Company shall give at least 20 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Notes at the addresses of each as shown in the Note Register of the date on which (i) a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which Section
10.7 applies the Company shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

          10.10. Reports as to Adjustments. Upon any adjustment of the Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion provisions set forth in this
Article 10, then, and in each such case, the Company shall promptly deliver to the Transfer Agent of the Notes and Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted by this Section 10, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Notes may be given in advance and included as part of the notice required under the provisions of Section 10.9.

     11.  Subordination of Notes

          11.1. Subordination of Notes to Senior Indebtedness. The Indebtedness evidenced by the Notes and all renewals and extensions thereof, all obligations of the Company under this Agreement, the Certificate of Designation, and all other instruments and agreements arising out of or relating to any or all of the foregoing and all renewals and extensions thereof (collectively called the "Junior Indebtedness") shall at all times be wholly subordinate and junior in right of payment to any and all Senior Indebtedness of the Company (including any claims by the holders of such Senior Indebtedness for interest accruing after any assignment for the benefit of creditors by the Company or the institution by or against the Company of any proceedings under the Bankruptcy Code or any law for the relief of or relating to debtors, or any other claim by such holders for any such interest which would have accrued in the absence of such assignment or the institution of such proceedings) in the manner and with the force and effect hereafter set forth:

          (a) In the event of any liquidation, dissolution or winding up of the Company, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Company or its property, all sums owing on all Senior Indebtedness of the Company (including cash collateral and amounts not yet due and payable) shall first be paid in full before any payment is made upon the Junior Indebtedness; and in any such event any payment or distribution of any kind or character, whether in cash, property, or securities which shall be made upon or in respect of the Junior Indebtedness shall be paid over to the holders of the Senior Indebtedness of the Company, pro rata, for application in payment thereof unless and until such Senior Indebtedness shall have been paid or satisfied in full. In case of any assignment for the benefit of creditors by the Company or in case any proceedings under the Bankruptcy Code or any other law for the relief of or relating to debtors are instituted by or against the Company, or in case of the appointment of any receiver for the Company's business or assets, or in case of any dissolution or winding up of the affairs of the Company, the Company and any assignee, trustee in bankruptcy, receiver, debtor in possession or other person or persons in charge are hereby directed to pay to the holders of the Senior Indebtedness of the Company the full amount of such holders' claims against the Company (including interest to the date of payment) before making any payments to the holders of Junior Indebtedness, and insofar as may be necessary for that purpose, the Purchaser hereby assign and transfer to the holders of Senior Indebtedness of the Company all rights to any payments, dividends or other distributions.

          (b) In the event that all or any part of the Junior Indebtedness is declared or becomes due and payable because of the occurrence of any Event of Default or otherwise than at the option of the Company (other than pursuant to its terms at its final maturity), under circumstances when the foregoing clause (a) shall not be applicable, the holders of the Junior Indebtedness shall be entitled to payments only after there shall first have been paid in full all Senior Indebtedness of the Company or payment shall have been provided therefor in a manner satisfactory to the holders of such Senior Indebtedness.

          (c) Upon the occurrence of an event which is, or with the lapse of time or notice or both would be, an event which gives any holder of any Senior Indebtedness of the Company the right to demand payment, cash collateral, accelerate the maturity, or terminate any commitment to further extend credit, no payment shall be made on any Junior Indebtedness if either:

               (i)  notice of such default in writing or by
          telegram has been given to the Company by any holder of any Senior Indebtedness of the Company, provided that judicial proceedings shall be commenced with respect to such default (x) within 180 days thereafter if such default consists of the nonpayment of principal, interest, or any other sum due on such Senior Indebtedness, or (y) within 180 days after the earlier of (i) the giving of such notice or (ii) the date on which such holder is entitled to institute judicial proceedings, or

               (ii) judicial proceedings shall be pending in respect of such default.

The holder of any portion of Senior Indebtedness of the Company shall not be entitled to give notice pursuant to this clause (c) more than once with respect to any default which was specified in such notice and which has continued without interruption since the date such notice was given, nor shall such holder be entitled to give a separate notice with respect to any default not so specified which (to the knowledge of the holder giving notice) was existing on the date such notice was given pursuant to this clause (c) and which has continued without interruption from the date such notice was given. Upon receipt of any notice from any holder of any Senior Indebtedness pursuant to this clause (c), the Company shall forthwith send a copy thereof to each holder of Junior Indebtedness and each holder of its Senior Indebtedness at the time outstanding.

          (d) All payments, cash, or noncash distributions made to the holders of Junior Indebtedness which should have been made to the holders of Senior Indebtedness of the Company shall be received and held by the former in trust for the benefit of the latter, and the holders of Junior Indebtedness shall forthwith remit such payments, cash, or noncash distributions to the holders of the Senior Indebtedness of the Company, pro rata, in the form in which it was received, together with such endorsements or documents as may be necessary to effectively negotiate or transfer the same to the holders of the Senior Indebtedness of the Company.

          (e) Each holder of Senior Indebtedness of the Company is hereby authorized by the Purchaser to:

               (i) renew, compromise, extend, accelerate or otherwise change the time of payment, or any other terms, of any Senior Indebtedness of the Company held by such holder;

               (ii) increase or decrease the rate of interest payable thereon or any part thereof;

               (iii)  exchange, enforce, waive or release any
          security therefor;

               (iv) apply such security and direct the order or manner of sale thereof in such manner as such holder may at its discretion determine; and/or

               (v) release the Company or any guarantor of any Senior Indebtedness of the Company from liability.

If any such action is taken, the Company shall promptly notify the Purchaser and any holder of Junior Indebtedness.
Notwithstanding anything set forth in this Section 11.1, nothing set forth herein shall restrict holders of the Notes and Preferred Stock from exercising their rights of conversion hereunder.

          11.2.  Proofs of Claim of Holders of Senior
Indebtedness; Voting. The Purchaser undertakes and agrees for the benefit of each holder of Senior Indebtedness of the Company to execute, verify, deliver and file any proofs of claim relating to the Junior Indebtedness which any holder of such Senior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the Junior Indebtedness and to effectuate the full benefit of the subordination contained herein. Upon failure of the Purchaser to file the required proof or proofs of claim prior to 30 days before the expiration of the time to file claims in such proceeding, each holder of Senior Indebtedness of the Company is hereby irrevocably appointed by the Purchaser to be such Purchaser's agent to file the appropriate claim or claims and if such holder of Senior Indebtedness elects at its sole discretion to file such claim or claims (i) to accept or reject any plan of reorganization or arrangement on behalf of the Purchaser, and
(ii) to otherwise vote the Purchaser's claim in respect of the Junior Indebtedness in any manner deemed appropriate for the benefit and protection of the holders of the Senior Indebtedness of the Company.

          11.3. Rights of Holders of Senior Indebtedness Unimpaired. No right of any holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company or the holders of Senior Indebtedness, or by any noncompliance by the Company with any of the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or be otherwise charged with.

          11.4. Effects of Event of Default. The Company agrees, for the benefit of the holders of Senior Indebtedness, that in the event that a Note is declared due and payable before its maturity because of the occurrence of an Event of Default,
(i) the Company will give prompt notice in writing of such happening to the holders of Senior Indebtedness and (ii) all Senior Indebtedness shall forthwith become immediately due and payable upon demand, regardless of the expressed maturity thereof.

          11.5. Company's Obligations Unimpaired. The provisions of this Article 11 are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the Purchaser on the other hand, and nothing herein shall impair, as between the Company and the Purchaser, the obligation of the Company which is unconditional and absolute, to pay the principal, premium, if any, and interest, if payable, on the Notes in accordance with this Agreement and the terms of the Notes, nor shall anything herein prevent the Purchaser from exercising all remedies otherwise permitted by applicable law or under this Agreement or the Notes upon the occurrence of an Event of Default, subject to the rights of the holders of Senior Indebtedness as herein provided for.

          11.6. Subrogation. Subject to the payment in full of Senior Indebtedness, holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities made on the Senior Indebtedness until the Senior Indebtedness shall be paid in full; and, for the purposes of such subrogation, payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any holder of Notes would be entitled except for the provisions of this Agreement shall, as between the Company and its creditors other than the holders of Senior Indebtedness and holders of the Notes, be deemed to be a payment by the Company to or on account of the Notes, it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the holders of the Notes on the one hand, and the holders of Senior Indebtedness, on the other hand. The purpose of this
Section 11.6 is to grant to holders of the Notes the same rights against the Company with respect to the aggregate amount of such payments or distributions as the holders of Senior Indebtedness would have against the Company if such aggregate amount were considered overdue Senior Indebtedness.

     12.  Interpretation

          12.1.  Definitions.

          "Adjustment Period" shall mean the period of five consecutive Trading Days preceding the date as of which the Fair
Market Value of a security is to be determined.

          "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General
Rules and Regulations under the Exchange Act.

          "Applicable Tax Rate" shall have the meaning set forth in Section 6.18(a).

          "Beneficially Own" or "Beneficial Owners" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

          "Board of Directors" shall mean the board of directors of the Company.

          "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Capitalized Lease" shall mean, with respect to any person, any lease or any other agreement for the use of property which, in accordance with generally accepted accounting principals, should be capitalized on the lessee's or user's balance sheet.

          "Capitalized Lease Obligation" of any person shall mean and include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such person in respect of a Capitalized Lease of such person.

          "Change of Control" shall mean:

               (a) A "person" or "Group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act becoming, in the transaction or series of related transactions, the Beneficial Owner of Voting Securities entitled to exercise more than 60% of the total voting power of all outstanding Voting Securities of the Company (including any Voting Securities that are not then outstanding of which such person or Group is deemed the Beneficial Owner);

               (b)  liquidation of the Company;

               (c) a reorganization, merger or consolidation, in each case, with respect to which (i) all or substantially all the individuals and entities who were the respective Beneficial Owners of the voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation Beneficially Own, directly or indirectly, more than 50.1% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation, or
(ii) the shares of the surviving corporation held by such holders are not, and immediately upon issuance will not be, listed on a national securities exchange or quoted on the Nasdaq Stock Market, or (iii) the shares of the Surviving Corporation held by such holders are or will be subject to any right of repurchase by the issuer thereof or any third-party or are otherwise subject to any encumbrance as a result of such transaction, or (iv) immediately after the consummation of such reorganization, merger or consolidation, the surviving corporation would be in violation of any covenant set forth in Section 6.1 hereof;

               (d) the sale or other disposition of assets or property of the Company in one transaction or series of related transactions having a book value greater than 50% of the book value of the Company's total assets immediately preceding such transaction;

               (e) a "Fundamental Change" within the meaning of paragraph (c) of Section C8 of Article IV of the Company's
Restated Certificate of Incorporation;

               (f) the Company shall propose, declare or pay a dividend or other distribution in stock of any Subsidiary other than Metabasis or Automedics and the Fair Market Value of such stock plus the Fair Market Value of all other stock of Subsidiaries (other than Metabasis or Automedics) distributed since the date of this Agreement to shareholders of the Company (such Fair Market Value in the case of prior distributions to be determined as of their respective dates of distribution) exceeds 10% of the Company's consolidated total assets as of the end of the most recently ended fiscal quarter; or

               (g)  the Company merges with or into or
consolidates with any other Person and the Surviving Entity is organized under the laws of a jurisdiction other than the United
States or any State thereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Commission" shall mean the Securities and Exchange
Commission.

          "Consolidated" or "consolidated", when used with reference to any financial term in this Agreement (but not when used with respect to any tax return or tax liability), shall mean the aggregate for two or more persons of the amounts signified by such term for all such persons, with inter-company items eliminated and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital stock of any such person or attributable to shares of preferred stock of any such person not owned by any other such person.

          "Consolidated Net Income (Loss)" of any Person shall mean, for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period on a Consolidated basis as determined in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of such Person and its Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Subsidiaries, (iii) net income (or loss) of any Person combined with such Person or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains (or losses) (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, (vi) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (vii) any restoration to income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the date of this Agreement, or (viii) any gain arising from the acquisition of any securities, or the extinguishment, under generally accepted accounting principles, of any Indebtedness of such Person.

          "Consolidated Tangible Net Worth" shall mean the consolidated stockholders' equity of the Company and its Subsidiaries, less the amount of assets constituting good will, determined in accordance with generally accepted accounting principles consistently applied; provided, however, that in the event of any distribution or issuance of the capital stock of Metabasis, the consolidated tangible net worth of Metabasis at the time of such distribution or issuance shall subsequently be added to (or subtracted from in the case of a deficit) any calculation of the Consolidated Tangible Net Worth of the Company for purposes of Article 6.

          "Consolidated Total Indebtedness" shall mean consolidated Indebtedness of the Company and its Subsidiaries, determined in accordance with generally accepted accounting principles consistently applied.

          "Contingent Warrant" shall have the meaning given such term in the Warrant.

          "Conversion Price" shall mean $3.78, subject to adjustment as provided in Article 10.

          "Conversion Ratio" shall mean the ratio obtained by dividing each $100 of outstanding principal amount of Notes by the Conversion Price, subject to adjustment as provided in
Article 10.

          "Current Market Price", when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last quoted bid price in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the closing bid price as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Company. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the closing bid price, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Company based on an opinion of an independent investment banking firm acceptable to holders of a majority of the Notes, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate.

          "Current Warrant Price" shall have the meaning given such term in the Warrant.

          "Default" shall mean any event which, with or without the passage of time, would be an Event of Default.

          "Disinterested Director" shall mean, with respect to any transaction or series of related transactions, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

          "Employee Benefit Plan" shall mean each plan, program, policy, payroll practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA and each "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, pursuant to which the Company, any Subsidiary or any ERISA Affiliate has or may have any liability, contingent or otherwise.

          "Environmental Laws" shall mean, at any date, all provisions of federal, state, local or foreign law (including applicable principles of common and civil law), statutes, ordinances, rules, regulations, published standards and directives that have the force and effect of Laws, permits, licenses, judgments, writs, injunctions, decrees and orders enacted, promulgated or issued by any Public Authority, and all indemnity agreements and other contractual obligations, as in effect at such date, relating to (i) the protection of the environment, including the air, surface and subsurface soils, surface waters, groundwaters and natural resources, and (ii) occupational health and safety and exposure of persons to Hazardous Materials. Environmental Laws shall include the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., and any other Laws imposing or creating liability with respect to Hazardous Materials.

          "Environmental Liability" shall mean any liabilities, obligations, costs, losses, payments or damages, including compensatory and punitive damages, incurred (i) to contain, remove, clean up, assess, abate or otherwise remedy any actual or alleged release or threatened release of Hazardous Materials, any actual or alleged contamination (by Hazardous Materials) of air, surface or subsurface soil, groundwater or surface water, or any personal injury or damage to natural resources or property resulting from any such release or contamination, pursuant to the requirements of any Environmental Law or in response to any claim by any Public Authority or other Third Party under any Environmental Law; (ii) to modify facilities or processes or take any other remedial action in response to any claim by any Public Authority of non-compliance with any Environmental Law; (iii) as a result of the imposition of any civil or criminal fine or penalty by any Public Authority for the violation or alleged violation of any Environmental Law; or (iv) as a result of any action, suit, proceeding or claim by any Third Party under any Environmental Law. The term "Environmental Liability" shall include: (i) reasonable fees of counsel and consultants (but not any corporate allocation for management time or for the use of similar in-house services or facilities) and (ii) the costs and expenses of any investigation undertaken to ascertain the existence or extent of any potential or actual Environmental Liability.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Company or its Subsidiaries within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company or its Subsidiaries under Section 414(o) of the Code, or is under "common control" with the Company or its Subsidiaries, within the meaning of Section 4001(a)(14) of ERISA.

          "Event of Default" shall mean each of the happenings or circumstances enumerated in Section 8.1.

          "Excepted Warrant Issues" shall mean (i) an issue of units comprising debt or preferred stock and warrants exercisable for Common Stock of the Company in which, on the issue date, the product of (a) the number of shares of Common Stock of the Company issuable upon exercise of the warrants multiplied by (b) the Current Market Price of the Common Stock of the Company does not exceed 25% of the cash consideration paid for such units and
(ii) the grant of warrants exercisable for Common Stock of the Company to the lessor of equipment to the Company under a financing lease which finances the acquisition of such equipment by the Company (or which refinances such a lease) and which is principally secured by a first priority security interest in such equipment.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

          "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issuer which are publicly traded, the average of the Current Market Prices of such shares of securities for each day of the Adjustment Period. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Company or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Company or such committee.

          "Fee Letter" shall mean the letter dated March 17, 1997, from the Purchaser to the Company.

          "Gensia Disclosure Schedule" shall mean the disclosure schedule dated February 28, 1997 delivered by the Company to Rakepoll Finance pursuant to the Stock Exchange Agreement.

          "Governing Instruments" shall mean, collectively, this Agreement, the Notes, the Warrant Agreement and the Certificate of Designation.

          "Guarantee" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of any Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation,
(iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of any computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of the Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

          "Hazardous Material" shall mean any substance regulated by any Environmental Law or which may now or in the future form the basis for any Environmental Liability.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, and the rules and regulations thereunder.

          "Indebtedness" shall mean, with respect to any person,
(i) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (iv) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such person whether or not the obligations secured thereby have been assumed, (vi) all Capitalized Lease Obligations of such person, (vii) all Guarantees of such person, (viii) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such person,
(ix) all obligations arising out of foreign exchange contracts, and (x) all Swap Contracts.

          "Liquidation Value" shall mean the outstanding principal amount of any Note.

          "Multiemployer Plan" shall mean each Employee Benefit
Plan which is a "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

          "Non-Disclosable Contracts" shall mean Contracts to which the Company or any Subsidiary is a party with or for the benefit of any officer, director or Affiliate of the Company or any Subsidiary or Associate thereof meeting none of the disclosure requirements nor any of the exhibit filing requirements for an annual, quarterly or periodic report on Form 10-K, 10-Q or 8-K of the Company covering reporting periods that include any of the date of this Agreement, the Closing Date, the date such Contract is entered into or the date or dates of the Company's performance under such Contract.

          "OSHA" shall have the meaning set forth in Section 2.6.

          "Outstanding" or "outstanding" shall mean when used with reference to the Notes at a particular time, all Notes therefore issued as provided in this Agreement, except (i) Notes therefore reported as lost, stolen, damaged or destroyed, or surrendered for transfer, exchange or replacement, in respect to which replacement Notes have been issued, (ii) Notes therefore paid in full, and (iii) Notes therefore canceled by the Company except that, for the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes registered in the name of, or owned beneficially by, the Company or any Subsidiary of any thereof, shall not be deemed to be outstanding.

          "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Pension Plan" shall mean each Employee Benefit Plan
(other than a Multiemployer Plan) which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is subject to Title IV of ERISA.

          "Preferred Ratio" shall have the meaning set forth in
Section 10.1.

          "Public Authority" shall mean any supranational, national, regional, state or local government court, governmental agency, authority, board, bureau, instrumentality or regulatory body.

          "Rakepoll Disclosure Schedule" shall mean the disclosure schedule dated February 28, 1997 delivered by Rakepoll
Finance to the Company pursuant to the Stock Exchange Agreement.

          "Rights" shall mean the rights to purchase Preferred
Stock issued pursuant to the Rights Agreement.

          "Rights Agreement" shall mean the Gensia Stockholders
Rights Agreement, dated March 16, 1992, as amended, between the Company and ChaseMellon Shareholder Services, L.L., as successor in interest to First Interstate Bank.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Senior Indebtedness" shall mean and include, as of any date as of which the amount thereof is to be determined, the principal of and premium, if any, and interest due on (a) any Indebtedness, whether outstanding on the date of this Agreement or thereafter created, incurred or assumed, except for any such Indebtedness that by the terms of the instrument or instruments by which such Indebtedness was created or incurred expressly provides that it (i) is subordinated in right of payment to the Notes or (ii) ranks pari passu in right of payment with the Notes and (b) any amendments, renewals, extensions, modifications and refundings of any such Indebtedness.

          "Stated Value" with respect to a share of Preferred
Stock shall mean $100.00 per share.

          "Stock Exchange Agreement" shall mean the Stock
Exchange Agreement, dated November 12, 1996, as amended, between the Company and Rakepoll Finance.

          "Subordinated Indebtedness" shall mean all Indebtedness which is not Senior Indebtedness.

          "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Swap Contract" shall mean any agreement whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "Swap Termination Value" shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in subclause
(a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

          "Third Party" shall mean a person who or which is neither the Company or its Subsidiaries nor the Purchaser.

          "Trading Day" shall mean a Business Day or, if the Common Stock is listed or admitted to trading on any national securities exchange, a day on which such exchange is open for the transaction of business.

          "Voting Securities" shall mean at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

          "Warrant Value" shall mean at any time an amount (not less than $0) equal to the product of (i) the number of shares of Common Stock previously issued upon exercise of the Contingent Warrants multiplied by (ii) an amount equal to the difference between (A) the weighted average of the Current Market Prices of such shares of Common Stock on the respective exercise dates of such previously exercised Contingent Warrants less (B) the weighted average of the Current Warrant Prices of such previously exercised Contingent Warrants on their respective dates of exercise.

          12.2. Accounting Principles. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense required to be determined pursuant to this Agreement, and any consolidation or other accounting computation required to be made pursuant to this Agreement, and the construction of any definition in this Agreement containing a financial term, shall be determined or made, as the case may be, in accordance with United States generally accepted accounting principles, to the extent applicable, unless such principles are inconsistent with the express requirements of this Agreement.

     13.  Miscellaneous

          13.1. Payments. The Company agrees that, so long as the Purchaser shall hold any Convertible Securities, it will make all cash payments thereon in immediately available funds in such manner as the Purchaser may reasonably request in writing.

          13.2. Severability. If any term, provision, covenant or restriction of this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

          13.3. Specific Enforcement. The Purchaser, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

          13.4. Entire Agreement. This Agreement (including the documents set forth in the exhibits hereto) and the Fee Letter between the parties contains the entire understanding of the parties with respect to the transactions contemplated hereby.

          13.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          13.6. Notices and Other Communications. All notices, consents, requests, instructions, approvals, financial statements, proxy statements, reports and other communications provided for herein shall be rapidly given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid, if to:

          THE COMPANY:

          Gensia Sicor Inc.
          9360 Towne Centre Drive
          San Diego, CA  92121
          Attention:

          With a copy to:

          Pillsbury Madison & Sutro LLP
          235 Montgomery Street
          San Francisco, CA  94104
          Attention:  Thomas E. Sparks, Jr.

          THE PURCHASER:

          Health Care Capital Partners L.P.
          One East Putnam Avenue
          Greenwich, CT  06830
          Attention:  Robert Thompson

          With a copy to:

          Gary Cooperstein, Esq.
          Fried, Frank, Harris, Shriver & Jacobson
          One New York Plaza
          New York, New York  10004

or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

          13.7. Amendments. This Agreement may be amended as to the Purchaser and its successors and assigns, and the Company may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Company shall obtain the written consent of the Purchaser and/or such successors and assigns who are the registered holders of not less than 66 2/3% of the outstanding principal amount of the Notes or Stated Value of the Preferred Stock then held by the Purchaser and its successors or assigns. This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

          13.8. Cooperation. The Purchaser and the Company agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.

          13.9. Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, it being understood however that the covenants set forth in Sections 6.12(iii) and (iv), 6.14 and 13.10 shall not inure to the benefit of any assignee of the Purchaser other than Affiliates of the Purchaser. Neither this Agreement nor any rights hereunder may be transferred prior to the Closing Date without the consent of the other party, except that the Purchaser may assign any of its rights and obligations hereunder to any fund for which Ferrer Freeman Thompson & Co. LLC is the general partner.

          13.10.  Expenses and Remedies.

               (a) Subject to paragraph (d), the Company agrees to pay the Purchaser for all of its out-of-pocket expenses, including reasonable outside legal, accounting and consulting fees of the Purchaser, incurred in connection with this Agreement and the consummation of all transactions contemplated hereby, and all costs and expenses relating to any future amendment or supplement to this Agreement or any of the Securities (or any proposal by the Company for such amendment or supplement) whether or not consummated or any waiver or consent with respect thereto (or any proposal for such waiver or consent) whether or not consummated, and all costs and expenses of the Purchaser relating to the enforcement of this Agreement, the Registration Rights Agreement, the Warrant Agreement or any of the Securities. The Company shall be entitled to credit the underwriting deposit previously paid by it to the Purchaser pursuant to the Fee Letter against such expense reimbursement obligation.

               (b) The Company further agrees to indemnify and save harmless the Purchaser and its officers, directors, partners, employees, trustees and agents, each person who controls the Purchaser within the meaning of the Securities Act or the Exchange Act, from and against any and all costs, expenses, damages or other liabilities resulting from any breach of this Agreement by the Company (including the breach of any covenant or representation or warranty made by the Company) or any legal, administrative or other proceedings arising out of the transactions contemplated hereby (other than such costs, expenses, damages or other liabilities resulting, directly or indirectly, (i) from the breach by such Purchaser of any of its agreements contained herein or (ii) from the gross negligence or willful misconduct of such Purchaser or any of its officers, directors, partners, employees or agents, or any person who controls such Purchaser within the meaning of the Securities Act or the Exchange Act; provided, however, that, if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws.

               (c)  The indemnified party under this Section
13.10 will, promptly after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from the Company on account of an indemnity agreement contained in this Section 13.10, notify the Company in writing of the commencement thereof. The omission of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such indemnified party except to the extent the Company shall have been materially prejudiced by the omission of such indemnified party so to notify the Company, pursuant to this Section 13.10. In case any such action shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the Company to such indemnified party of its election so to assume the defense thereof, the Company will not be liable to such indemnified party under this Section 13.10 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof nor for any settlement thereof entered into without the consent of the Company; provided, however, that
(i) if the Company shall elect not to assume the defense of such claim or action or (ii) if the indemnified party reasonably determines (x) that there may be a conflict between the positions of the Company and of the indemnified party in defending such claim or action or (y) that there may be legal defenses available to such indemnified party different from or in addition to those available to the Company, then separate counsel for the indemnified party shall be entitled to participate in and conduct the defense, in the case of (i) and (ii)(x), or such different defenses, in the case of (ii)(y), and the Company shall be liable for any reasonable legal or other expenses incurred by the indemnified party in connection with the defense.

               (d) If the Closing shall fail to occur solely as a result of the failure of the Purchaser to receive funding from its limited partners pursuant to the Purchaser's capital call following the satisfaction of all other conditions to Purchaser's obligations hereunder, (i) the Company shall be entitled to a refund of (A) the underwriting deposit paid pursuant to the Fee Letter, and (B) the transaction fee paid pursuant to Section 1.6, and (ii) Purchaser shall pay the Company for all of its out-of-pocket expenses, including reasonable outside legal and accounting fees. Further, the Company shall not be required to pay the costs, expenses and fees referred to in paragraph (a) of this Section 13.10.

          13.11. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the issuance and delivery of the Securities, regardless of any investigation made by or on behalf of any party.

          13.12. Transfer of Securities. The Purchaser understands and agrees that the Securities have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or transactions as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws are available. The Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Purchaser has no right to require the Company to register the Securities. The Purchaser understands and agrees that each Note or certificate representing the Securities shall bear the following legend:

          "[THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE] [THIS NOTE HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

          13.13.  Governing Law.  This Agreement shall be
governed by and construed and enforced in accordance with the laws of the State of Delaware.

          13.14. Term. Unless an Event of Default shall have occurred and be continuing, this Agreement shall terminate on May
1, 2004, except that Sections 6.18 and 13.10 shall survive the termination of this Agreement.

          13.15. Publicity. Each of the parties hereto agrees that it will make no statement regarding the transactions contemplated hereby unless such statement has been approved by both of the parties hereto. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the Commission or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised is legally necessary upon advice of its counsel.

          13.16. Signatures. This Agreement shall be effective upon delivery of original signature pages or facsimile copies thereof executed by each of the parties hereto.

          IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

                              GENSIA SICOR INC.


                              By: /s/ John Sayward
                                  --------------------------------



                              HEALTH CARE CAPITAL PARTNERS L.P.

                              By:FERRER FREEMAN THOMPSON
                                   & CO. LLC., its General Partner

                              By: /s/ Robert T. Thompson
                                  -------------------------------
                                  Name:  Robert T. Thompson
                                  Title:  Member



                                                        EXHIBIT A


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

                        GENSIA SICOR INC.
              2.675% Subordinated Convertible Notes
                         due May 1, 2004

No. 1                                               San Diego, CA
                                               ------------, 1997
[$20,000,000.00](1)
[FN]
(1) Registered holders and denomination of each Note to be determined. Aggregate amount of Notes issued to total
$20,000,000.

          GENSIA SICOR INC. (the "Company"), a Delaware corporation, for value received, hereby promises to pay to [HEALTH CARE CAPITAL PARTNERS, L.P.], or registered assigns, the principal amount of TWENTY MILLION AND 00/100 DOLLARS [$20,000,000.00] on May 1, 2004, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal amount at the rate of 2.675% per annum from the date hereof, payable quarterly, in arrears, on the last business day of March, June, September and December, until such unpaid balance shall become due and payable (whether at maturity or at a date fixed for redemption or by declaration or otherwise). During the continuance of any Default or Event of Default, the Company shall pay interest on the outstanding principal of, and any other amounts (other than interest), if any, due on the Notes and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 11.75% per annum (computed on the same basis as above) until such overdue amount is paid or until such Default or Event of Default is cured. All payments on this Note shall be made in lawful money of the United States of America at the address specified by the holder hereof for such purpose in the Purchase Agreement, in the manner set forth in the Purchase Agreement.

          This Note is one of the Company's 2.675% Convertible Subordinated Notes due May 1, 2004 originally issued in the aggregate principal amount of $20,000,000.00 pursuant to the Purchase Agreement. The registered holder of this Note is entitled to the benefits of such Purchase Agreement and may enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

          This Note is convertible, upon the terms and subject to the conditions specified in the Purchase Agreement.

          This Note is expressly subordinated to the extent and in the manner provided in Section 11 of the Purchase Agreement to all Senior Indebtedness (as defined therein) of the Company.

          This Note is a registered Note and, as provided in the Purchase Agreement, is transferable only upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or his attorney duly authorized in writing. The Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          This Note is subject to redemption, in whole or in part, all as specified in the Purchase Agreement.

          In case an Event of Default, as defined in the Purchase Agreement, shall occur and be continuing, the unpaid balance of the principal, interest and any other amounts payable on this Note may be declared and become due and payable in the manner and with the effect provided in the Purchase Agreement.

          THIS NOTE IS MADE AND DELIVERED IN NEW YORK, NEW YORK,
AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

                                   GENSIA SICOR INC.

                                   By
                                     ----------------------------
                                   Title:






                                		Exhibit B




                             WARRANT

              To Purchase Shares of Common Stock of

                        GENSIA SICOR INC.








                        Warrant No. [   ]
            No. of Shares of Common Stock: 2,645,503







                         TABLE OF CONTENTS
                        -----------------

Section                                               Page
-------                                               ----
1.  DEFINITIONS                                               1
2.  EXERCISE OF WARRANT                                       6
     2.1.  Manner of Exercise                                 6
     2.2.  Payment of Taxes                                   7
     2.3.  Fractional Shares                                  7
3.  TRANSFER, DIVISION AND COMBINATION                        7
     3.1.  Transfer                                           7
     3.2.  Division and Combination                           8
     3.3.  Expenses                                           8
     3.4.  Maintenance of Books                               8
4.  ADJUSTMENTS                                               8
     4.1.  Stock Dividends, Subdivisions and Combinations     8
     4.2.  Certain Other Distributions                        9
     4.3.  Issuance of Additional Shares of Common Stock      10
     4.4.  Issuance of Warrants or Other Rights               10
     4.5.  Issuance of Convertible Securities                 11
     4.6.  Superseding Adjustment                             12
     4.7.  Other Provisions Applicable to Adjustments under
           this Section                                       13
     4.8.  Reorganization, Reclassification, Merger,
           Consolidation or Disposition of Assets             15
     4.9.  Other Action Affecting Common Stock                16
     4.10. Certain Limitations                                16
5.  NOTICES TO WARRANT HOLDERS                                16
     5.1.  Notice of Adjustments; Change in Warrant Status    16
     5.2.  Notice of Corporate Action                         17
6.  RIGHTS OF HOLDERS                                         18
     6.1.  No Impairment                                      18
7.  RESERVATION AND AUTHORIZATION OF COMMON STOCK;
    REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL
    AUTHORITY                                                 19
8.  TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS        19
9.  RESTRICTIONS ON TRANSFERABILITY                           19
     9.1.  Restrictive Legend                                 19
     9.2.  Registration Rights                                20
10. LOSS OR MUTILATION                                        20
11. LIMITATION OF LIABILITY                                   20
12. MISCELLANEOUS                                             20
     12.1. Nonwaiver and Expenses                             20
     12.2. Notice Generally                                   20
     12.3. Remedies                                           21
     12.4. Successors and Assigns                             21
     12.5. Amendment                                          21
     12.6. Severability                                       22
     12.7. Headings                                           22
     12.8. Governing Law                                      22
SIGNATURES                                                    23


EXHIBITS
     Exhibit A                                          A-1
     Exhibit B                                          B-1



                                                        EXHIBIT B

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.



No. of Shares of Common Stock:  2,645,503    Warrant No. [     ]

                             WARRANT

              To Purchase Shares of Common Stock of

                        GENSIA SICOR INC.


          THIS IS TO CERTIFY THAT HEALTH CARE CAPITAL PARTNERS L.P. ("HCCP"), or registered assigns, is entitled, at any time prior to the Expiration Date (as hereinafter defined), to purchase from Gensia Sicor Inc., a Delaware corporation (the "Company"), 2,645,503 shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at a purchase price of $4.347 per share, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.   DEFINITIONS

          As used in this Warrant, the following terms have the respective meanings set forth below:

          "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Closing
Date, other than Warrant Stock.

          "Adjustment Period" shall mean the period of five consecutive Trading Days preceding the date as of which the Fair
Market Value of a security is to be determined.

          "Board of Directors" shall mean the board of directors of the Company.

          "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

          "Certificate of Designation" shall mean the Certificate of Designation establishing the Preferred Stock, dated as of the Closing Date.

          "Closing Date" shall have the meaning set forth in the Purchase Agreement.

          "Commission" shall mean the Securities and Exchange
Commission or any other federal agency then administering the Securities Act and other federal securities laws.

          "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, $.01 par value, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.8) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.8.

          "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable or exercisable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

          "Current Market Price" when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last quoted bid price in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the closing bid price as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Company. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the closing bid price, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Company based on an opinion of an independent investment banking firm acceptable to holders of a majority of the Notes, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate.

          "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date or $4.347.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time. Reference to a particular section of the Exchange Act shall include reference to the comparable section, if any, of such successor federal statute.

          "Expiration Date" shall mean May 1, 2004.

          "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issuer which are publicly traded, the average of the Current Market Prices of such shares of securities for each day of the Adjustment Period. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Company or a committee thereof and acceptable to the Majority Holders.

          "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, (i) all shares of Common Stock outstanding at such date and (ii) all shares of Common Stock issuable in respect of this Warrant, and other options or warrants to purchase, or securities convertible into, shares of Common Stock outstanding on such date, the exercise or conversion price of which is less than the Current Market Price on such date.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

          "Holder" shall mean the Person in whose name this Warrant is registered on the books of the Company maintained for such purpose. "Holders" shall mean, collectively, each Holder of a Warrant, in the event of any division of this Warrant.

          "Majority Holders" shall mean the holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Warrant Stock then purchasable upon exercise of all Warrants.

          "Notes" shall mean the 2.675% Subordinated Convertible
Notes due 2004, purchased by HCCP pursuant to the Purchase
Agreement and convertible into either Common Stock or Preferred
Stock.

          "Other Property" shall have the meaning set forth in
Section 4.8.

          "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock. For the purposes of Sections 4.3, 4.4, 4.5, 4.6 and 4.7, Common Stock Outstanding shall include all shares of Common Stock issuable in respect of options or warrants to purchase, or securities convertible into, shares of Common Stock, the exercise or conversion price of which is less than the Current Market Price as of any date on which the number of shares of Common Stock Outstanding is to be determined.

          "Permitted Issuances" shall mean the issuance or reissuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to (i) a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the conversion ratio pursuant to Section 4.1(a) or
(ii) shares issued as Stock Milestone Payments or Combination Milestone Payments pursuant to Section 5.06 of the Development and Marketing Agreement dated June 13, 1991 with Gensia Clinical Partners as in effect on the date hereof or pursuant to any acquisition of BIOFA A.B. on terms approved by the full Board of Directors or (iii) any restricted stock or stock option plan or program of the Company involving the grant of options or rights at below the Current Warrant Price (but the Company will in no event grant options or rights exercisable at less than 85% of Current Market Price) so long as the granting of such options or rights has been approved by the full Board of Directors or a committee of the Board of Directors on which the director designated by the Purchaser is a member, or (iv) any option, warrant, right, or convertible security outstanding as of the date hereof (other than the rights under the Gensia Stockholder Rights Agreement dated March 16, 1997 or similar securities).

          "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor by merger or otherwise of such entity.

          "Preferred Stock" shall mean the Company's Series A
Preferred Stock, par value $.01, issuable upon conversion of the Notes.

          "Purchase Agreement" shall mean the Securities Purchase
Agreement, dated May 1, 1997, between the Company and HCCP.

          "Registration Rights Agreement" shall mean the registration rights agreement, dated as of the Closing Date, between the Company and HCCP.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Trading Day" means a Business Day or, if the Common
Stock is listed or admitted to trading on any national securities exchange, a day on which such exchange is open for the transaction of business.

          "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities
Act.

          "Transfer Notice" shall have the meaning set forth in
Section 9.2.

          "Warrants" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

          "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

          "Warrant Stock" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.

2.   EXERCISE OF WARRANT
     -------------------

          2.1. MANNER OF EXERCISE. At any time or from time to time from and after the Closing Date and until 5:00 P.M., New York time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder; PROVIDED, HOWEVER, that this Warrant shall not be exercisable as to 50% of the Warrant Stock until (a) after the third anniversary of the Closing Date and (b) then only if on or before the third anniversary of the Closing Date (i) the Current Market Price shall not have exceeded the Current Warrant Price by 250% or more for 90 consecutive Trading Days and (ii) there shall not have occurred a Change of Control, as defined in the Purchase Agreement (such contingently exercisable portion of the Warrant, the "Contingent Warrant"). From and after the third anniversary of the Closing Date, any portion of the Contingent Warrant which is then exercisable and has not previously been exercised shall expire upon the occurrence of a Change of Control.

          In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 9360 Towne Centre Drive, San Diego, California 92121 (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price and (iii) this Warrant. Such notice shall be substantially in the form appearing at the end of this Warrant as Exhibit A, duly executed by Holder. Upon receipt of the items specified in the second preceding sentence, the Company shall execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the Warrant Price and this Warrant, are received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the right of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder.

          Payment of the Warrant Price shall be made at the option of Holder (i) by certified or official bank check or (ii) by the surrender of this Warrant to the Company, with a duly executed exercise notice marked to reflect "Net Issue Exercise," and, in either case, specifying the number of shares of Common Stock to be purchased, during normal business hours on any Business Day. Upon a Net Issue Exercise, Holder shall be entitled to receive shares of Common Stock equal to the value of this Warrant (or the portion thereof being exercised by Net Issue Exercise) by surrender of this Warrant to the Company together with notice of such election, in which event the Company shall issue to Holder a number of shares of the Company's Common Stock computed as of the date of surrender of this Warrant to the Company using the following formula:

          X = Y x (A-B)
              ---------
                  A

Where X = the number of shares of Common Stock to be issued to Holder;

      Y = the number of shares of Common Stock otherwise purchasable under this Warrant (at the date of such calculation);

      A = the Current Market Price of one share of the Company's
        Common Stock (at the date of such calculation);

      B = the Current Warrant Price (as adjusted to the date of such calculation).

          2.2. PAYMENT OF TAXES. All shares of Common Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof.

          2.3. FRACTIONAL SHARES. The Company shall not be required to issue a fractional share of Common Stock upon exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

3.   TRANSFER, DIVISION AND COMBINATION

          3.1. TRANSFER. Subject to compliance with Section 9, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

          3.2. DIVISION AND COMBINATION. Subject to Section 9, this Warrant may be divided into multiple Warrants or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder. Subject to compliance with
Section 3.1 and with Section 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

          3.3. EXPENSES. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new
Warrant or Warrants under this Section 3.

          3.4. MAINTENANCE OF BOOKS. The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

4.   ADJUSTMENTS

          The number of shares of Common Stock for which this Warrant is exercisable and/or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

          4.1. STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS.
If at any time the Company shall:

          (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

          (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

          (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price per share shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

          4.2. CERTAIN OTHER DISTRIBUTIONS. If the Company shall at any time or from time to time after May 1, 1997 declare, order, pay or make a dividend or other distribution of:

          (a)  cash,

          (b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever by way of dividend, including any distribution of shares or assets of Metabasis Therapeutics, Inc. or Gensia Automedics, Inc., and any payment or granting of anything of value in consideration of the release of a claim brought by a shareholder against the Company, whether before or after the Closing Date, on the basis of events or circumstances occurring prior to the Closing Date ("Pre-Closing Shareholder Claims") (other than cash, Convertible Securities or Additional Shares of Common Stock), or

          (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock),

then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment by a fraction
(A) the numerator of which shall be the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such record and (B) the denominator of which shall be such Current Market Price per share of Common Stock less the Fair Market Value per share of Common Stock of any such dividend or distribution and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section
4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

          4.3. ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. If at any time the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, in exchange for consideration in an amount per Additional Share of Common Stock less than the Current Warrant Price at the time the Additional Shares of Common Stock are issued, then (i) the Current Warrant Price as to the number of shares for which this Warrant is exercisable prior to such adjustment shall be reduced to a price determined by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock Outstanding immediately prior to such issue or sale multiplied by the then existing Current Warrant Price, plus (y) the consideration, if any, received by the Company upon such issue or sale, by (B) the total number of shares of Common Stock Outstanding immediately after such issue or sale; and (ii) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the Current Warrant Price in effect immediately prior to such issue or sale by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale and dividing the product thereof by the Current Warrant Price resulting from the adjustment made pursuant to clause (i) above.

          4.4. ISSUANCE OF WARRANTS OR OTHER RIGHTS. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Current Warrant Price in effect immediately prior to the time of such issue or sale, then the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of the number of shares for which this Warrant is exercisable and such warrants or other rights. No further adjustments of the Current Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities. Notwithstanding the foregoing, no adjustment shall be required under this Section 4.4 solely by reason of the issuance of stock purchase rights under a stockholder rights plan of the Company, provided that the adjustments required by this Section 4.4 shall be made if any "flip-in" or "flip-over" event shall occur under such stockholder rights plan.


          4.5. ISSUANCE OF CONVERTIBLE SECURITIES. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Current Warrant Price in effect immediately prior to the time of such issue or sale, then the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be made under this Section 4.5 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section
4.4. No further adjustments of the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the number of shares for which this Warrant is exercisable and the Current Warrant Price have been or are to be made pursuant to other provisions of this Section 4, no further adjustments of the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be made by reason of such issue or sale.

          4.6. SUPERSEDING ADJUSTMENT. If, at any time after any adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price shall have been made pursuant to Section 4.4 or Section 4.5 as the result of any issuance of warrants, rights or Convertible Securities,

          (a) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

          (b) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then for each outstanding Warrant such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the basis of

          (c) treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

          (d) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities; whereupon a new adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

          4.7. OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price provided for in this Section 4:

          (a) COMPUTATION OF CONSIDERATION. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the Fair Market Value of such consideration at the time of such issuance. In case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied. If Additional Shares of Common Stock are sold as a unit with other securities or rights of value, the aggregate consideration received for such Additional Shares of Common Stock shall be deemed to be net of the Fair Market Value of such other securities or rights of value. If Additional Shares of Common Stock or warrants, rights or Convertible Securities are issued in consideration for the release of Pre-Closing Shareholder Claims, the consideration for such Additional Shares of Common Stock or warrants, rights or Convertible Securities shall be deemed to be $0.

          (b) WHEN ADJUSTMENTS TO BE MADE. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made results in an increase or decrease of less than 1% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

          (c) FRACTIONAL INTERESTS. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

          (d) WHEN ADJUSTMENT NOT REQUIRED. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          (e) ESCROW OF WARRANT STOCK. If, after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, Holder exercises this Warrant, any Additional Shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for Holder by the Company to be issued to Holder when and to the extent that the event actually takes place, upon payment of the then Current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned.

          (f) CHALLENGE TO GOOD FAITH DETERMINATION. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Section 4, such determination may be challenged in good faith by the Majority Holders, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Company and acceptable to the Majority Holders.

          4.8. REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant and payment of the Warrant Price, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.8, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.8 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

          4.9. OTHER ACTION AFFECTING COMMON STOCK. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in this Section 4, then the number of shares of Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

          4.10.     CERTAIN LIMITATIONS.  Notwithstanding
anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

5.   NOTICES TO WARRANT HOLDERS

          5.1. NOTICE OF ADJUSTMENTS; CHANGE IN WARRANT STATUS.
(a) Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 2.1 or Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the Fair Market Value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in
Section 4.2 or 4.7(a)), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.8 or 4.9) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 13.2. The Company shall keep at its principal office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

          5.2. NOTICE OF CORPORATE ACTION.  If at any time

          (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

          (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 13.2.

6.   RIGHTS OF HOLDERS

          6.1 NO IMPAIRMENT. The Company shall not by any action, including, without limitation, amending its Certificate of Incorporation or comparable governing instruments or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

          Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

7.   RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION
     WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

          From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

          Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Current Warrant Price.

8.   TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

          In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9.   RESTRICTIONS ON TRANSFERABILITY

          The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

          9.1. RESTRICTIVE LEGEND. Except as otherwise provided in this Section 9, each Warrant and each certificate for Warrant Stock initially issued upon the exercise of a Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with the legend required by Section 13.12 of the Purchase
Agreement:

          9.2. REGISTRATION RIGHTS.  The holders of Warrants and
Warrant Stock shall have the registration rights set forth in the Registration Rights Agreement.

10.  LOSS OR MUTILATION

          Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it, and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; PROVIDED, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

11.  LIMITATION OF LIABILITY

          No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

12.  MISCELLANEOUS

          12.1. NONWAIVER AND EXPENSES. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

          12.2. NOTICE GENERALLY. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

          (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the books of the Company maintained for such purpose.

          (b)  If to the Company at

               9360 Towne Centre Drive
               San Diego, California 92121
               Attention:
               Telecopy Number:

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

          12.3. REMEDIES. Each holder of Warrant and Warrant Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          12.4. SUCCESSORS AND ASSIGNS. Subject to the provisions of Sections 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to Section 9 hereof, holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

          12.5. AMENDMENT. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Holders, PROVIDED that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

          12.6. SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

          12.7. HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

          12.8.     GOVERNING LAW.  This Warrant shall be
governed by the laws of the State of Delaware, without regard to the provisions thereof relating to conflict of laws.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.


Dated:                      , 1997
        --------------------

                              GENSIA SICOR INC.




                              By:
                                   ------------------------------
                              Name:
                              Title:

Attest:


By:
     -------------------------
Name:
Title:
                            EXHIBIT A

                          EXERCISE FORM

         [To be executed only upon exercise of Warrant]

              Net Issue Exercise       No       Yes
                                 -----    -----

          The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ------ Shares of Common Stock of Gensia Sicor Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ---------- whose address is ------------ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.


                              ------------------------------
                              (Name of Registered Owner)


                              ------------------------------
                              (Signature of Registered Owner)


                              ------------------------------
                              (Street Address)


                              ------------------------------
                              (City)           (State) (Zip Code)



NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                            EXHIBIT B

                         ASSIGNMENT FORM


          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common
Stock set forth below:

NAME AND ADDRESS OF ASSIGNEE       NO. OF SHARES OF COMMON STOCK





and does hereby irrevocably constitute and appoint -------------- attorney-in-fact to register such transfer on the books of Gensia
Sicor Inc. maintained for the purpose, with full power of substitution in the premises.


Dated:                        Print Name:
       -----------------                   ----------------------
                              Signature:
                                          -----------------------
                              Witness:
                                          -----------------------

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.


                                                        EXHIBIT C


        FORM OF OPINION OF PILLSBURY MADISON & SUTRO LLP
        ------------------------------------------------

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own, lease, use and operate its properties as and where such properties are now owned, leased, used to conduct its business and operated and such business is now conducted.

     2. Each of Gensia Laboratories, Ltd., Gensia Development Corp., Automedics, Inc. and Aramed, Inc. (the "U.S. Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own, lease, use and operate its properties as and where such properties are now owned, leased, used to conduct its business and operated and such business is now conducted. All of the outstanding shares of the capital stock of each class of each U.S. Subsidiary have been validly issued, are fully paid and non-assessable and are owned beneficially and of record by the Company or a wholly-owned Subsidiary, free and clear of any liens, charges or encumbrances.

     3. The Company has all requisite corporate power and authority to execute and deliver the Purchase Agreement, the Registration Rights Agreement, the Warrant Agreement and the amendment to the Shareholder's Agreement (the "Shareholder's Agreement Amendment") and to perform its obligations thereunder.

     4. The execution and delivery by the Company of the Purchase Agreement, the Registration Rights Agreement, the Warrant Agreement and the Shareholder's Agreement Amendment and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company. The Purchase Agreement, the Registration Rights Agreement, the Warrant Agreement and the Shareholder's Agreement Amendment have been duly executed and delivered by the Company, and each of them and the Certificate of Designation constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

     5. The Notes and the Warrants have been duly authorized by all necessary corporate action of the Company; the Preferred Stock and Common Stock issuable upon conversion of the Notes and the Preferred Stock in accordance with the terms of the Purchase Agreement and the Certificate of Designation, or upon exercise of the Warrants in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and nonassessable; and no holder of any presently outstanding shares of capital stock has any preemptive rights with respect to the issuance of the Preferred Stock or the Common Stock. To our knowledge, with respect to the rights, options or warrants to acquire any securities of the Company listed on Schedule 2.12 to the Purchase Agreement, none of (i) the issuance and sale of the Purchased Securities pursuant to the Purchase Agreement, (ii) the conversion of the Notes into Preferred Stock or (iii) the issuance of the Common Stock upon conversion of the Notes or the Preferred Stock or upon exercise of the Warrants will result in an adjustment of the exercise price or number of shares issuable upon the exercise of any such rights, options or warrants.

     6. The execution, delivery and performance of each of the Purchase Agreement, the Registration Rights Agreement, the Warrant Agreement, the Certificate of Designation and the Shareholder's Agreement Amendment do not violate any provision of any statute, rule or regulation(1) by which the Company, or any of its properties are bound as of the date hereof or conflict with, result in a breach of any of the terms of, or constitute a default under, the Certificate of Incorporation, as amended, or the By-Laws of the Company or, to our knowledge, of any material agreement or instrument filed as an exhibit to the Company's 1996 Form 10-K or any material judgment, decree, writ, order or other restriction to which the Company is a party or by which the Company is bound.

[FN]
(1)  Can limit to California, Delaware and U.S. federal law.

     7. The interest rate and the penalty interest rate provided for in the Notes does not violate any laws of the State of California relating to interest and usury (this opinion will be based on the statutory usury exemption set forth in Section
25117 of the California Securities Law).

     8. To our knowledge, no suit, action, claim, proceeding, arbitration, investigation, order, judgment or decree and no inquiry by any administrative agency or governmental body is pending or overtly threatened against the Company, any U.S. Subsidiary or any of their respective properties or assets
(a) with respect to the Purchase Agreement, the Registration Rights Agreement, the Warrant Agreement, the Certificate of Designation and the Shareholder's Agreement Amendment or the issuance of the Notes, the Warrants, Preferred Stock or the Common Stock or any of the transactions contemplated thereby, or
(b) which is not disclosed in the Company's report on Form 10-K for the year ended December 31, 1996 or the 1996 Financial Statements which could reasonably likely have a Material Adverse Effect.

     9. No consent, approval or authorization of or filing with any governmental authority is required in connection with the execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the Warrant Agreement, the Certificate of Designation and the Shareholder's Agreement Amendment, or the offer, sale and delivery of the Notes and the Warrants, or the conversion of the Notes or Preferred Stock, except for any such consent, approval, authorization or filing which has heretofore been obtained or effected.(2)

[FN]
(2)  Can limit to California, Delaware and U.S. federal law.


     10. Based in part upon the representations and warranties contained in the Purchase Agreement, the issuance and sale of the Notes and the Warrants to the Purchaser, and the conversion of the Notes and Preferred Stock are exempt from the registration requirements of the Securities Act of 1933, as amended. It is not necessary to qualify an indenture in respect of any of the Notes under the Trust Indenture Act of 1939, as amended.

     11. Neither the Company nor any Subsidiary is required to be registered as an "investment company" under the Investment
Company Act of 1940, as amended.

     12. Assuming the representations and warranties of the Company in Section 2.22(a) of the Purchase Agreement are true and correct, the purchase and sale of the Notes and the Warrants, the application of the proceeds of the sale of the Notes and the Warrants and the consummation of the transactions contemplated by the Purchase Agreement do not result in any violation of Section 7 of the Securities Exchange Act of 1934, as amended, or regulations G, T, U or X of the Board of Governors of the Federal Reserve System (12 CFR Parts 207, 220, 221 and 224, respectively).


                                                      EXHIBIT D

   REGISTRATION RIGHTS AGREEMENT between GENSIA SICOR INC. and

HEALTH CARE CAPITAL PARTNERS L.P.Dated as of [           ], 1997


          REGISTRATION RIGHTS AGREEMENT, dated as of __________,
1997, between Gensia Sicor Inc., a Delaware corporation (the
"Company") and Health Care Capital Partners L.P. ("HCCP").

     1. Background. Pursuant to a Securities Purchase Agreement, dated as of May 1, 1997 (the "Purchase Agreement"), between the Company and HCCP, HCCP has purchased from the Company $20,000,000 principal amount of the Company's 2.675% Subordinated Convertible Notes due May 1, 2004 (the "Notes") and warrants (the "Warrants") to purchase shares of the Company's Common Stock, par value $.01 per share ("Common Stock"). Subject to the terms and conditions set forth in the Purchase Agreement and certain related documents, the Notes are convertible into shares of Series A Convertible Preferred Stock, par value $.01 per share, of the Company ("Preferred Stock") and the Notes and the Preferred Stock are convertible into, and the Warrants are exercisable for, shares of Common Stock. The shares of Common Stock are referred to herein as the "Registrable Securities."
The Notes, Preferred Stock and Warranties are referred to herein as the "Convertible Securities."

     2.   Registration Under Securities Act, etc.
          --------------------------------------

          2.1. Registration on Request.
               -----------------------

          (a) Request. Subject to Section 2.8 hereof, at any time and from time to time after August 28, 1998, upon the written request of holders (the "Initiating Holders") of Registrable Securities representing not less than 25% of the number of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants (excluding Contingent Warrants not then exercisable or which have expired) that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities, provided that in no event shall the Company be obligated to register shares of Common Stock pursuant to such request having a Current Market Value on the date of such request less than $5 million, the Company will promptly, and in any event within ten days, give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company will use its best efforts to effect the registration under the Securities Act of

               (i) the Registrable Securities which the Company has been so requested to register by such Initiating
     Holders, and

               (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof (such holders together with the Initiating Holders are hereinafter referred to as the "Selling Holders") by written request given to the Company within ten days after the giving of such written notice by the Company, all to the extent requisite to permit the disposition of the Registrable Securities so to be registered.

          (b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 2.1 in connection with an underwritten offering by one or more Selling Holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless the Selling Holders of not less than a majority of all Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities.

          (c) Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission as shall be selected by the Company.

          (d) Effective Registration Statement. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has been declared effective by the Commission,
(ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason other than an act or omission of the Selling Holders and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Selling Holders.

          (e) Selection of Underwriters. The underwriter or underwriters of each underwritten offering of the Registrable Securities so to be registered shall be selected by the Company; provided, however, that such underwriter shall be reasonably satisfactory to the Selling Holders who hold more than 50% of the Registrable Securities so to be registered.

          (f) Priority in Requested Registration. If the managing underwriter of any underwritten offering shall advise the Company in writing (with a copy to each Selling Holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range reasonably related to the then current market value of the securities, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration, pro rata among the Selling Holders requesting such registration on the basis of the percentage of the Registrable Securities then held by, or issuable upon exercise or conversion of Convertible Securities then held by, such Selling Holders. In connection with any such registration to which this Section 2.1(f) is applicable, no securities other than Registrable Securities shall be covered by such registration unless the written consent of Selling Holders holding at least a majority of the Registrable Securities included in such registration shall have been obtained.

          (g)  Limitations on Registration on Request.
Notwithstanding anything in this Section 2.1 to the contrary, in no event will the Company be required to effect, in the aggregate pursuant to this Section 2.1, without regard to the holder of Registrable Securities making such request, (1) more than three registrations during the term of this Agreement or (2) more than two registrations in any twelve month period.

          2.2. Incidental Registration.
               -----------------------

          (a) Right To Include Registrable Securities. If the Company proposes to register any of its securities under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on such Forms or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation and registrations effected pursuant to Section 6.1 of the Shareholder's Agreement dated as of November 12, 1996, as amended, between the Company and Rakepoll Finance unless the written consent of Holders (as defined in such Shareholder's Agreement) holding at least a majority of the Registrable Securities (as defined in such Shareholder's Agreement) included in such registration shall have been obtained to the inclusion of the Registrable Securities in such registration), whether or not for sale for its own account, it will, subject to Section 2.9 hereof, each such time give prompt written notice to all registered holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.2. Upon the written request of any such holder (a "Requesting Holder") made as promptly as practicable and in any event within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Requesting Holder), the Company will, subject to Section 2.9 hereof, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Requesting Holders thereof; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.1 and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under
Section 2.1. The Company will pay all Registration Expenses in connection with registration of Registrable Securities requested pursuant to this Section 2.2.

          (b) Priority in Incidental Registrations. If the managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number or type of Registrable Securities requested to be included in such registration would materially adversely affect such offering, then the Company will include in such registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering, (i) first, all securities proposed by the Company to be sold for its own account or which the Company is required to register on behalf of any third party exercising rights similar to those granted in section 2.1(a), (ii) second, such Registrable Securities and all other securities of the Company requested to be included in such registration by third parties exercising rights similar to those granted in Section 2.2(a) pro rata among such holders on the basis of the estimated gross proceeds of the securities of such holders requested to be so included, and (iii) third, any other securities of the Company requested to be included in such registration.

          2.3. Registration on Form S-3. If at any time after August 28, 1998, (a) any holder of Registrable Securities requests in writing that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the Registrable Securities held by such requesting holder and (b) the Company is a registrant entitled to use Form S-3 or any successor thereto, then, subject to Section 2.9 hereof, the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such request, including, without limitation, pursuant to Rule 415 under the Securities Act, the Registrable Securities specified in such request. Whenever the Company is required by this Section 2.3 to use its best efforts to effect the registration of Registrable Securities, each of the limitations, procedures and requirements of Section 2.1(b), (e) and (f) (including but not limited to the requirement that the Company notify all holders from whom a request has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration. Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this
Section 2.3: (i) if the holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $5,000,000; (ii) if the Company has, within the twelve-month period preceding the date of such request, already effected two registrations on Form S-3 on behalf of the holders; or (iii) in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration qualification or compliance.

          2.4. Registration Procedures.  (a) If and whenever the
Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities
Act as provided in Section 2.1, 2.2 and 2.3, the Company will as expeditiously as possible:

               (i) prepare and (as soon as practicable, and in any event within 45 days after (a) receipt by the Company of a request under Section 2.1 or 2.3 or (b) the end of the period within which requests for registration may be given to the Company under Section 2.2) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Securities, provided, that such period need not exceed (a) 180 days in the case of registration required by
     Section 2.1 or 2.2 or (b) two years in the case of registration required by Section 2.3;

               (iii) furnish to each seller of Registrable Securities covered by such registration statement and the managing underwriter, if any, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

               (iv) use its best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request, (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers; provided, however, that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

               (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers thereof to consummate the disposition of such Registrable Securities;

               (vi) furnish to each seller of Registrable
     Securities a signed counterpart of

                    (x)  an opinion of counsel for the Company,
          and

                    (y)  a "comfort" letter signed by the
          independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountant's comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountant's comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the accountant's comfort letter, such other financial matters, and in the case of the legal opinion, such other legal matters, as the sellers of more than 50% of the Registrable Securities covered by such registration statement, or the underwriters, may reasonably request;

               (vii)     notify each seller of Registrable
     Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, in the judgment of the Company, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, in the judgment of the Company, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

               (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
     Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

               (ix) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration; and

               (x) use its best efforts to list all Registrable Securities covered by such registration statement on any national securities exchange on which Registrable Securities of the same class and, if applicable, series, covered by such registration statement are then listed.

          (b) The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

          (c) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vii) of this Section 2.4, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice; provided, however, that any period during which a holder must discontinue disposition of Registrable Securities shall not be included in determining whether such registration has been effective for the period required by Section 2.4(a)(ii).

          2.5. Underwritten Offerings.
               ----------------------

          (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under
Section 2.1 or 2.3, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.8. The holders of the Registrable Securities proposed to be distributed by such underwriters will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities, such holder's intended method of distribution and any other representations required by law.

          (b) Incidental Underwritten Offerings. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, subject to Section 2.9 hereof, if requested by any Requesting Holder of Registrable Securities arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Requesting Holder among the securities of the Company to be distributed by such underwriters. Any such Requesting Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Requesting Holder, such Requesting Holder's Registrable Securities and such Requesting Holder's intended method of distribution or any other representations required by law.

          (c) Holdback Agreements. If any registration of Registrable Securities shall be in connection with an underwritten public offering, each holder of Registrable Securities agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) for such customary period of time (not exceeding 120 days) as may be reasonably requested by the underwriter of such offering beginning on the effective date of such registration statement (except as part of such registration) provided that each holder of Registrable Securities has received written notice of such registration at least 15 days prior to such effective date.

          If any registration of Registrable Securities shall be in connection with an underwritten public offering, the Company agrees (i) not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any subsidiary of the Company of the capital stock or substantially all the assets of any other person or in connection with an employee stock option or other benefit plan) during the 15 days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration) and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period referred to in the foregoing clause
(i), including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).

          2.6. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and, to the extent practicable, each amendment thereof or supplement thereto, and give each of them such access to its books and records (to the extent customarily given to underwriters of the Company's securities) and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          2.7. Company Right to Postpone Registration. The Company shall be entitled to postpone for a reasonable period of time (but not exceeding 90 days and no more than once in any twelve month period) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Agreement if the Company determines, in its reasonable judgment, that such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Affiliates or would require premature disclosure thereof and promptly gives the holders of Registrable Securities requesting registration thereof pursuant to Section 2.1 or 2.3 written notice of such delay. If the Company shall so postpone the filing of a registration statement, such holders of Registrable Securities requesting registration thereof pursuant to
Section 2.1 or 2.3 shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Securities are entitled pursuant to Section 2.1 or
2.3 hereof.

          2.8. Indemnification.
               ---------------

          (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 2.1, 2.2 or 2.3, each seller of any Registrable Securities covered by such registration statement, its directors, officers, partners, agents and affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, insofar as losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such seller and each such director, officer, partner, agent or affiliate, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument executed by or on behalf of such seller or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus so long as such final prospectus, and any amendments or supplements thereto, have been furnished to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, partner, agent or affiliate or controlling Person and shall survive the transfer of such securities by such seller.

          (b) Indemnification by the Sellers. As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from each holder joining in such registration, severally and not jointly, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision
(a) of this Section 2.8) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 2.8(b) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

          (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.8, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties is reasonably likely to exist in respect of such claim, the indemnifying party shall be entitled to participate in and, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof and the indemnified party notifies the indemnifying party of such indemnified party's judgment and the basis therefor. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          (d) Contribution. If the indemnification provided for in this Section 2.8 shall for any reason be held by a court to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claims, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this subparagraph (d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

          (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 2.8 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

          (f) Indemnification Payments. The indemnification and contribution required by this Section 2.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          2.9. Limitations on Registrations of Registrable Securities. The Company shall not be required to effect any registration of Registrable Securities pursuant to Section 2.1,
2.2 or 2.3 hereof if it shall deliver to the holder or holders requesting such registration an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to such holder or holders) to the effect that all Registrable Securities held by such holder may be sold in the public market without registration under the Securities Act and any applicable state Securities laws.

          2.10 Expenses.  The Company will pay the Registration
Expenses in connection with any registration requested pursuant to Section 2.1, 2.2 or 2.3.

     3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          "Commission" means the Securities and Exchange
Commission or any other federal agency at the time administering the Securities Act.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such similar Federal statute.

          "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

          "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration, filing and NASD fees, all listing fees, all fees and expenses of complying with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of one counsel to the Selling Holders (selected by Selling Holders representing at least 50% of the Registrable Securities covered by such registration); provided, however, that Registration Expenses shall exclude, and the sellers of the Registrable Securities being registered shall pay, underwriters' fees and underwriting discounts and commissions, expenses incurred in connection with promotional efforts or "roadshows" and transfer taxes in respect of the Registrable Securities being registered.

          "Registrable Securities" has the meaning set forth in
Section 1 hereof. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold as permitted by, and in compliance with, Rule 144 (or successor provision) promulgated under the Securities Act,
(c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, or (d) they shall have ceased to be outstanding.

          "Securities Act" means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar federal statute.

          "Selling Holders" has the meaning set forth in Section
2.1(a)(ii).

     4. Rule 144. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, using its best efforts to file on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     5. Amendments and Waivers. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the beneficial owner or owners of at least 66-2/3% of the Registrable Securities. Each beneficial owner of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

     6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     7. Notices. All communications provided for hereunder shall be sent by courier or other overnight delivery service, shall be effective upon receipt, and shall be addressed as follows:

          (a) if to HCCP, addressed to it in the manner set forth in the Purchase Agreement, or at such other address as HCCP shall have furnished to the Company in writing;

          (b) if to any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company; or

          (c) if to the Company, addressed to it in the manner set forth in the Purchase Agreement, or at such other address as the Company shall have furnished to each holder of Registrable
Securities at the time outstanding.

     8.   Assignment; Calculation of Percentage Interests in
Registrable Securities.

          (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respective successors and assigns and, with respect to HCCP, any beneficial owner of any Registrable Securities, subject to the provisions respecting the minimum numbers of percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein. HCCP (and not any other holder of Registrable Securities or any other Person) shall be permitted, in connection with a transfer or disposition of Registrable Securities permitted by the Purchase Agreement, to impose conditions or constraints on the ability of the transferee, as a holder of Registrable Securities, to request a registration pursuant to Section 2.1 or 2.3 and shall provide the Company with copies of such conditions or constraints and the identity of such transferees.

          (b) For purposes of this Agreement, all references to a percentage of the Registrable Securities shall be calculated based upon the number of Registrable Securities outstanding at the time such calculation is made, assuming the conversion of all Notes and shares of Preferred Stock into, and the exercise of all Warrants for, shares of Common Stock.

     9. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     10. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

     11. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which (a) is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or (b) grants registration rights to any security holder unless at the time holders of the Registrable Securities have or are granted without further consideration no less favorable registration rights. Except as disclosed on Schedule 11 hereto, the Company has not previously entered into any agreement with respect to any of its equity securities granting any registration rights to any person.

     12. Recapitalizations, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Registrable Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of Registrable Securities or any other change in the Company's capital structure, appropriate adjustments shall be made in this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

     13. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party to such action or proceeding shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                         GENSIA SICOR INC.

                         By:-------------------------------
                            Name:
			    Title:


                         HEALTH CARE CAPITAL PARTNERS L.P.

                         By:  FERRER FREEMAN THOMPSON & CO. LLC,
                                its General Partner

                         By:-------------------------------
                            Name:
			    Title:



                                                       EXHIBIT E

                        GENSIA SICOR INC.

                   CERTIFICATE OF DESIGNATION
                     OF SERIES A CONVERTIBLE
                         PREFERRED STOCK


          Pursuant to Section 151(g) of the General Corporation
Law of the State of Delaware, Gensia Sicor Inc. (the
"Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors of the Corporation by paragraph (A) of Article IV of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation on [__________], 1997, adopted the following resolution creating a series of Preferred Stock designated as Series A Convertible Preferred Stock.

          RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the General Corporation Law of the State of Delaware and the provisions of the Certificate of Incorporation, a series of the class of authorized Preferred Stock, par value $.01 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

          Section 1. DESIGNATION AND NUMBER. (a) The shares of such series shall be designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"). The number of shares initially constituting the Series A Preferred Stock shall be 200,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; PROVIDED, HOWEVER, that such number may not be decreased (i) prior to conversion or redemption of all of the Corporation's 2.675% Subordinated Convertible Notes due May 1, 2004 (the "Notes") and
(ii) after conversion or redemption of all of the Notes, below the number of then outstanding shares of Series A Preferred Stock.

          (b) The Series A Preferred Stock shall, except as provided in Section 3(b) hereof, with respect to dividend rights and rights on liquidation, dissolution or winding up, (i) rank senior to the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") and (ii) rank pari passu with or senior to other series of convertible preferred stock of the Corporation (other than preferred stock issuable upon exercise of the Rights as defined in Section 11) designated by the Board of Directors of the Corporation prior to or on or after the date hereof.

          Section 2. DIVIDENDS AND DISTRIBUTIONS. (a) The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative cash dividends at an annual rate equal to 2.675% from and after the date of issuance of the Series A Preferred Stock (the "Issue Date"), as long as the shares of Series A Preferred Stock remain outstanding. Dividends shall be computed on the basis of the Stated Value, and shall accrue and be payable quarterly, in arrears, on March 1, June 1, September 1 and December 1 in each year or, if not a Business Day, on the next Business Day (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date following the Issue Date.

          (b) Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from the Issue Date, whether or not earned or declared. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

          (c) No dividend or distribution in cash, shares of stock or other property on the Common Stock shall be declared or paid or set apart for payment unless, at the same time, the same dividend or distribution is declared or paid or set apart, as the case may be, on the Series A Preferred Stock payable on the same date, at the rate per share of Series A Preferred Stock based upon the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible (as adjusted pursuant to Section 8) on the record date for such dividend or distribution on the Common Stock.

          (d) In the event that (i) any dividend payable on the Series A Preferred Stock pursuant to Section 2(a) shall not have been paid in full, (ii) the Corporation shall have breached in any material respect any of the covenants (provided the applicable covenant shall then be in effect pursuant to the terms of the Purchase Agreement (as defined in Section 11)) set forth in the Purchase Agreement, (iii) the Corporation shall have failed to redeem shares of Series A Preferred Stock pursuant to
Section 5(a), whether or not by reason of the absence of legally available funds, or (iv), a Cross-Default or "Fundamental Change" within the meaning of paragraph (c) of Section C8 of Article IV of the Certificate of Incorporation shall occur, then, in any such case, the holders of Series A Preferred Stock shall be entitled to annual dividends (in addition to any dividend payable pursuant to Section 2(a)), at a rate of 11.75% per annum from the applicable Quarterly Dividend Payment Date or date of such breach, default or failure to redeem, as the case may be, through the date of payment of such dividend, cure of such breach or default or redemption, as the case may be.

          Section 3. VOTING RIGHTS. In addition to any voting rights provided by law, the holders of shares of Series A
Preferred Stock shall have the following voting rights:

          (a) So long as any of the Series A Preferred Stock is outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters submitted to a vote of the stockholders of the Corporation, voting together as a single class with the holders of Common Stock. The holders of each share of Series A Preferred Stock shall be entitled to vote with respect to each share of Series A Preferred Stock held by each such holder a number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible (as adjusted pursuant to Section 8) on the record date for such vote.

          (b) The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock (the "66 2/3% Holders"), voting together as a class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of any class or classes or series within a class of the Corporation's capital stock ranking prior to (either as to dividends or upon voluntary or involuntary liquidation, dissolution or winding up) the Series A Preferred Stock (other than the shares of participating preferred stock issuable upon exercise of the Rights (as defined in Section 11));
(ii) increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of, Series A Preferred Stock; or (iii) authorize, adopt or approve an amendment to the Certificate of Incorporation or this Certificate of Designation which would increase or decrease the par value of the shares of Series A Preferred Stock, or alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect such shares of Series A Preferred Stock adversely.

          (c) (i) The foregoing rights of holders of shares of Series A Preferred Stock to take any actions as provided in this
Section 3 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof.

          So long as such right to vote continues, the Chairman of the Board of the Corporation may call, and if the holders of Series A Preferred Stock are to vote separately as a single class, upon the written request of holders of record of 20% of the outstanding shares of Series A Preferred Stock, addressed to the Secretary of the Corporation, at the principal office of the Corporation, the Chairman of the Board of the Corporation shall call, a special meeting of the holders of shares of Series A Preferred Stock entitled to vote as provided herein. The Corporation shall use its best efforts to hold such meeting within 60, but in any event not later than 90, days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-Laws of the Corporation for the holding of meetings of stockholders, provided that the Corporation shall not be required to call such a special meeting if such request is received fewer than 90 days before the date fixed for the next ensuing annual meeting of stockholders of the Corporation, at which meeting such newly created directorships shall be filled by the holders of the Series A Preferred Stock.

          (ii) At each meeting of stockholders at which the holders of shares of Series A Preferred Stock shall have the right, voting separately as a single class, to take any action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Series A Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof, in the absence of a quorum of the holders of shares of Series A Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series A Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

          For the taking of any action as provided in paragraph (b) of this Section 3 by the holders of shares of Series A Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day (as defined in Section 11) next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

          Section 4.  CERTAIN RESTRICTIONS.  (a) Whenever
(i) any dividend payable on the Series A Preferred Stock shall not have been paid in full, (ii) the Corporation shall have breached in any material respect any of the covenants (provided the applicable covenant shall then be in effect pursuant to the terms of the Purchase Agreement) set forth in the Purchase Agreement, (iii) the Corporation shall have failed to satisfy its obligation to redeem shares of Series A Preferred Stock pursuant to Sections 5(a) or 5(b), whether or not by reason of the absence of legally available funds therefor, or (iv), a Cross-Default or Fundamental Change shall have occurred and any of such events set forth in clauses (i) through (iv) above shall not have been remedied, the Corporation shall not declare or pay dividends, or make any other distributions, on any shares of Parity Stock or Junior Stock, except (1) dividends or distributions payable in Junior Stock and (2) dividends or distributions paid ratably on the Series A Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series A Preferred Stock and such Parity Stock are then entitled.

          (b) Whenever dividends on the Series A Preferred Stock shall not have been paid in full or any of the events set forth in clauses (ii) through (iv) of Section 4(a) shall have occurred and shall not have been remedied, the Corporation shall not:
(A) redeem, purchase or otherwise acquire for consideration any shares of Parity Stock or Junior Stock; PROVIDED, HOWEVER, that
(1) the Corporation may at any time redeem, purchase or otherwise acquire shares of Parity Stock in exchange for any shares of Junior Stock, (2) the Corporation may accept shares of any Parity Stock or Junior Stock for conversion into shares of Junior Stock, and (3) the Corporation may at any time redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation, pro rata with the Series A Preferred Stock in proportion to the total amount then required to be applied by it to redeem, repurchase or otherwise acquire shares of Series A Preferred Stock and shares of such Parity Stock; or (B) redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred Stock; PROVIDED, HOWEVER, that the Corporation
(1) may accept shares of Series A Preferred Stock surrendered for conversion into shares of capital stock of the Corporation pursuant to Section 8, (2) may elect to redeem all outstanding shares of Series A Preferred Stock pursuant to Section 5(a)(i) or
(3) may redeem shares of Series A Preferred Stock pro rata pursuant to Section 5(a)(i).

          (c) Notwithstanding the foregoing, nothing herein shall prevent the Corporation from redeeming the Rights (as defined in Section 11) at a price not to exceed $.01 per Right.

          (d) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to paragraph (b) of this
Section 4, purchase such shares at such time and in such manner.

          Section 5. REDEMPTION; CHANGE OF CONTROL. (a) (i) On May 1, 2004, the Corporation shall redeem, out of funds legally available therefor, all outstanding shares of Series A Preferred Stock, by paying therefor the Stated Value per share, plus an amount equal to all accrued but unpaid dividends to such date, in cash (the "Redemption Price").

          (ii) The Company shall have the right, at its sole option and election made in accordance with clause (c) below, to redeem the Series A Preferred Stock, on or after the date
18 months after the Closing Date (as defined in the Purchase Agreement) in whole but not in part, if the Current Market Price per share of the Common Stock shall exceed the Conversion Price multiplied by 350% for at least 90 consecutive Trading Days, at a redemption price, subject to the final paragraphs of this clause
(ii), equal to the Redemption Price.

          In the event that at any time a Change of Control has occurred prior to a redemption pursuant to this Section 5(a)(ii), the Redemption Price of each share of Preferred Stock until the expiration of the 90-day period referred to in clause (d) of this
Section 5 shall equal the Change of Control Price (as defined in clause (b) below).

          (b) In the event that there occurs a Change of Control, any record holder of Series A Preferred Stock, in accordance with the procedures set forth in Clause (d) of this
Section 5, may require the Company to redeem any or all of the Series A Preferred Stock held by such holder for, at such holder's option, an amount equal to (i) the greater of (A) 100% of the Stated Value of the Preferred Stock and (B)(I) 135% of the Stated Value if such Change of Control occurs on or before the first anniversary of the Closing Date and (II) 150% of the Stated Value if such Change of Control occurs thereafter, less, in the case of each of clause (B)(I) and (B)(II), the Warrant Value attributable to the Series A Preferred Stock held by such holder, or (ii) the form and amount of consideration that such holder would have received had such holder converted such Series A Preferred Stock into Common Stock and had such holder received the higher of (A) the same consideration per share of Common Stock received or receivable on a per share basis by Rakepoll Finance N.V., any executive officer of the Company or any of their respective Affiliates and Associates (the "Affiliated Holders") and (B) the same consideration per share of Common Stock received or receivable by non-Affiliated Holders in connection with such Change of Control (the "Change of Control Price"), plus, in the case of each of clause (i) and clause (ii) all accrued and unpaid dividends on the Series A Preferred Stock being redeemed to the date of redemption, in cash. For purposes of this Section 5, the Warrant Value attributable to a share of Preferred Stock shall be equal to the Warrant Value on the date of the Change of Control multiplied by a fraction, the numerator of which shall be the Stated Value of the Preferred Stock and the denominator of which shall be $20,000,000.

          (c) Notice of any redemption of shares of Series A Preferred Stock pursuant to this Section 5(a) shall be mailed at least 30 but not more than 60 days prior to the date fixed for redemption to each holder of shares of Series A Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series A Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series A Preferred Stock to be redeemed.

          (d) Promptly following a Change of Control (but in no event more than five Business Days thereafter), the Company shall mail to each holder of Series A Preferred Stock, at such holder's address as it appears on the transfer books of the Company, notice of such Change of Control, which notice shall set forth each holder's right to require the Company to redeem any or all Series A Preferred Stock held by it. The Company shall thereafter during a period of 90 days from the date of such notice (or the date the Company was required to give such notice) redeem any Series A Preferred Stock, in whole or in part, at the option of the holder, upon at least five days' written notice to the Company by such holder specifying (i) the Stated Value of Series A Preferred Stock to be redeemed and (ii) the redemption date.

          (e) On the date of any redemption being made pursuant to this Section 5 which is specified in a notice given pursuant to paragraph (c) of this Section 5, the Corporation shall wire transfer to such holder the Redemption Price or Change of Control Price, as the case may be, for the shares of Series A Preferred Stock so redeemed.

          Section 6. REACQUIRED SHARES. Any shares of Series A Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.
All such shares of Series A Preferred Stock shall upon their cancellation, and upon the filing of any document required by the General Corporation Law of the State of Delaware, become authorized but unissued shares of Preferred Stock, $.01 par value, of the Corporation and may be reissued as part of another series of Preferred Stock, $.01 par value, of the Corporation, subject to the conditions or restrictions on issuance set forth in Section 3(b) or elsewhere herein.

          Section 7.  LIQUIDATION, DISSOLUTION OR WINDING UP.
(a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation, or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series A Preferred Stock, subject to Section 8, shall have received the Liquidation Preference (as defined in Section 11) with respect to each share, or (ii) to the holders of shares of Parity Stock unless the holders of shares of Series A Preferred Stock, subject to Section 8, shall have received distributions made ratably to the holders of the Series A Preferred Stock and the Parity Stock in proportion to the total amounts to which the holders of all such shares of Series A Preferred Stock and Parity Stock would be entitled upon such liquidation, dissolution or winding up.

          (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 7.

          Section 8. CONVERSION. (a) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall be convertible at the option of the holder at any time after the Issue Date into shares of Common Stock at the Conversion Ratio (as defined in Section 11).

          (b) Any conversion by the holders of the Series A Preferred Stock shall be in an aggregate amount with a Stated Value equal to at least $100,000 or all shares of Series A Preferred Stock of such holder. Conversion of the Series A Preferred Stock may be effected by any such holder upon the surrender to the Corporation at the principal office of the Corporation in the State of California or at the office of any agent or agents of the Corporation, as may be designated by the Board of Directors of the Corporation (the "Transfer Agent"), of the certificate(s) for such Series A Preferred Stock to be converted, accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case any holder's notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered
(i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock, to which the holder of shares of Series A Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock, in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time, so long as certificates for such holder's shares of Series A Preferred Stock are delivered to the Corporation within two Business Days after the giving of notice. In any other case of conversion at the holder's option, the date of delivery of the certificates for the shares of Series A Preferred Stock shall be deemed to be the date of conversion.

          In case any shares of Series A Preferred Stock are to be redeemed pursuant to Section 5, such right of conversion shall cease and terminate as to the shares of Series A Preferred Stock to be redeemed at the close of business on the Business Day preceding the date fixed for redemption unless the Corporation shall default in the payment of the Redemption Price or the Change of Control Price, as the case may be.

          (c) The Conversion Ratio shall be subject to adjustment from time to time in certain instances as hereinafter provided.

          (d) In connection with the conversion of any shares of Series A Preferred Stock into Common Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Trading Day on which such shares of Series A Preferred Stock are deemed to have been converted. If more than one share of Series A Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered. Promptly upon conversion, the Corporation shall pay to the holder of shares of Series A Preferred Stock so converted out of funds legally available, an amount equal to any accrued and unpaid dividends on the shares of Series A Preferred Stock surrendered for conversion to the date of such conversion, together with cash in lieu of any fractional interest of such holder.

          (e) (i)   The Corporation shall at all times reserve
and keep available for issuance upon the conversion of the Series A Preferred Stock, free from any preemptive rights such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock into Common Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series A Preferred Stock.

          (ii) Upon conversion of shares of Series A Preferred Stock as contemplated by this Section 8, the Corporation shall issue together with each such share of Common Stock one Right (or other securities in lieu thereof), or any rights issued to holders of Common Stock of the Corporation in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock of the Corporation at such time and have not expired.

          (f) The Conversion Ratio will be subject to adjustment from time to time as follows:

          (i) In case the Corporation shall at any time or from time to time after the Issue Date (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion into Common Stock shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series A Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause
(i) in connection with any transaction to which paragraph (g) applies.

          (ii) In case the Corporation shall issue shares of Common Stock (or rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) after the Issue Date at a price per share (or having a conversion price per share) less than the Conversion Price as of the date of issuance of such shares (or, in the case of convertible or exchangeable securities, less than the Conversion Price as of the date of issuance of the rights, warrants or other securities in respect of which shares of Common Stock were issued), then, and in each such case, the Conversion Ratio and the Conversion Price shall be adjusted so that the holder of each share of Series A Preferred Stock shall be entitled to receive, upon the conversion thereof into Common Stock, the number of shares of Common Stock determined by multiplying (A) the Conversion Ratio in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of additional shares of Common Stock issued (or into which the convertible securities may convert), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock purchasable at the then applicable Conversion Price per share with the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into which the rights, warrants or other convertible securities may convert). An adjustment made pursuant to this clause (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this clause (ii), the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock or of rights, warrants or other securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such Common Stock, rights, warrants and convertible securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such rights, warrants and convertible securities into shares of Common Stock. If Common Stock is sold as a unit with other securities, the aggregate consideration received for such Common Stock shall be deemed to be net of the Fair Market Value of such other securities. If Common Stock is issued in consideration of the release of a claim brought by a shareholder against the Corporation, whether before or after the Closing Date (as defined in the Purchase Agreement), on the basis of events or circumstances occurring prior to the Closing Date ("Pre-Closing Shareholder Claims"), the consideration for such Common Stock shall be deemed to be $0. The issuance or reissuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to (A) a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the conversion ratio pursuant to clause (i) of this paragraph (f), (B) shares issued as Stock Milestone Payments or Combination Milestone Payments pursuant to Section 5.06 of the Development and Marketing Agreement, dated June 13, 1991, with Gensia Clinical Partners as in effect on the date hereof or pursuant to any acquisition of BIOFA A.B. on terms approved by the full Board of Directors, (C) any restricted stock or stock option plan or program of the Corporation involving the grant of options or rights at below the applicable Conversion Price (but the Company will in no event issue options or rights exercisable at less than 85% of the Current Market Price at the date of grant) so long as the granting of such options or rights has been approved by the full Board of Directors or a committee of the Board of Directors on which the director designated by the Purchaser is a member or
(D) any option, warrant, right, or convertible security outstanding as of May 1, 1997 (other than the Rights or similar securities) shall not be deemed to constitute an issuance of Common Stock or convertible securities by the Corporation to which this clause (ii) applies. Upon the expiration unexercised of any options, warrants or rights to convert any convertible securities for which an adjustment has been made pursuant to this clause (ii), the adjustments shall forthwith be reversed to effect such rate of conversion as would have been in effect at the time of such expiration or termination had such options, warrants or rights or convertible securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. Nothing herein shall limit the right of any holder to an anti-dilution adjustment in the event that there shall occur a "flip-in" or "flip-over" event under the Rights Agreement or any similar plan or agreement of the Corporation.
No adjustment shall be made pursuant to this clause (ii) in connection with any transaction to which paragraph (g) applies.

          (iii) In case the Corporation shall at any time or from time to time after the Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend, including any distribution of shares or assets of Metabasis Therapeutics, Inc. ("Metabasis") or Gensia Automedics, Inc. ("Automedics") and any payment or granting of anything of value in consideration of the release of Pre-Closing Shareholder Claims, on its Common Stock, other than dividends or distributions of shares of Common Stock which are referred to in clause (i) of this paragraph (f), then, and in each such case, the Conversion Ratio and the Conversion Price shall be adjusted so that the holder of each share of Series A Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying
(1) the applicable Conversion Ratio on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the Current Market Price of the Common Stock for the period of 20 Trading Days preceding such record date, and the denominator of which shall be such Current Market Price of the Common Stock less the Fair Market Value (as defined in Section 11) per share of Common Stock (as determined in good faith by the Board of Directors and supported by an opinion from an investment banking firm of recognized national standing acceptable to holders of a majority of the Series A Preferred Stock) of such dividend or distribution. No adjustment shall be made pursuant to this clause (iii) in connection with any transaction to which paragraph (g) applies.

          (iv) For purposes of this paragraph (f), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation as well as any settlement of Shareholder Litigation.

          (v)  The term "dividend," as used in this
paragraph (f), shall mean a dividend or other distribution upon stock of the Corporation including in consideration of the release of claims by a shareholder against the Corporation.

          (vi) Anything in this paragraph (f) to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the Conversion Ratio (x) if such adjustment was previously taken into account in determining the Conversion Ratio on the Issue Date, (y) if, in connection with any event which would otherwise require an adjustment pursuant to this paragraph (f), the holders of Series A Preferred Stock have received the dividend or distribution to which such holders are entitled under Section 2 hereof or (z) unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Ratio by at least one one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Ratio by at least one one-hundredth of one share of Common Stock, such change in Conversion Ratio shall thereupon be given effect.

          (vii) The certificate of any firm of independent public accountants of recognized national standing selected by the Board of Directors of the Corporation (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this paragraph (f).

          (viii) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this paragraph (f) or in the Conversion Ratio or Conversion Price then in effect shall be required by reason of the taking of such record.

          (ix) If any event occurs as to which the provisions of this Section 8(f) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights of the holders of the Series A Preferred Stock.

          (x) In the case of any event which requires an adjustment to the Conversion Ratio pursuant to this Section 8(f), the Conversion Price shall also be appropriately adjusted to reflect such event.

          (g) In the case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the assets or property of the Corporation (each of the foregoing being referred to as a "Transaction") occurring in each case at any time, each share of Series A Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 8 shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property.

          (h) In case at any time or from time to time the Corporation shall pay any stock dividend or make any other non-cash distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least 20 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Series A Preferred Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof of the date on which (i) a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which paragraph (g) applies the Corporation shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

          Section 9. REPORTS AS TO ADJUSTMENTS. Upon any adjustment of the Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion provisions set forth in Section 8, then, and in each such case, the Corporation shall promptly deliver to the Transfer Agent of the Series A Preferred Stock and Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted by Section 8, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Series A Preferred Stock may be given in advance and included as part of the notice required under the provisions of Section 8(h).

          Section 10. CERTAIN COVENANTS. Any registered holder of Series A Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          Section 11.  DEFINITIONS.  For the purpose of this
Certificate of Designation of Series A Convertible Preferred
Stock, the following terms shall have the meanings indicated:

          "ADJUSTMENT PERIOD" shall mean the period of five consecutive trading days preceding the date as of which the Fair Market Value of a security is to be determined.

          "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General
     Rules and Regulations under the Exchange Act.

          "APPLICABLE TAX RATE" shall have the meaning set forth in Section 6.18(a) of the Purchase Agreement.

          "BENEFICIALLY OWN" or "BENEFICIAL OWNERS" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

          "BOARD OF DIRECTORS" shall mean the board of directors of the Corporation.

          "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "CAPITALIZED LEASE" shall mean, with respect to any person, any lease or any other agreement for the use of property which, in accordance with generally accepted accounting principals, should be capitalized on the lessee's or user's balance sheet.

          "CAPITALIZED LEASE OBLIGATION" of any person shall mean and include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such person in respect of a Capitalized Lease of such person.

          "CHANGE OF CONTROL" shall mean:

          (a) A "person" or "Group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act becoming, in the transaction or series of related transactions, the Beneficial Owner of Voting Securities entitled to exercise more than 60% of the total voting power of all outstanding Voting Securities of the Company (including any Voting Securities that are not then outstanding of which such person or Group is deemed the Beneficial Owner); or

          (b)  liquidation of the Company; or

          (c) a reorganization, merger or consolidation, in each case, with respect to which (i) all or substantially all the individuals and entities who were the respective Beneficial Owners of the Voting Securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation Beneficially Own, directly or indirectly, more than 50.1% of the combined voting power of the then outstanding Voting Securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation, or (ii) the shares of the surviving corporation held by such holders are not, and immediately upon issuance will not be, listed on a national securities exchange or quoted on the NASDAQ Stock Market, or (iii) the shares of the Surviving Corporation held by such holders are or will be subject to any right of repurchase by the issuer thereof or any third-party or are otherwise subject to any encumbrance as a result of such transaction; or

          (d) the sale or other disposition of assets or property of the Company in one transaction or series of related transactions having a book value greater than 50% of the book value of the Company's total assets immediately preceding such transaction; or

          (e) a "Fundamental Change" within the meaning of paragraph (c) of Section C8 of Article IV of the Company's
     Restated Certificate of Incorporation.

          "COMMISSION" shall mean the Securities and Exchange
     Commission, and any successor agency.

          "CONTINGENT WARRANT" shall have the meaning set forth in the Warrant Agreement, dated as of the Closing Date (as defined in the Purchase Agreement), between the Corporation and Health Care Capital Partners, L.P. (the "Warrant").

          "CONVERSION PRICE" shall mean the quotient obtained by dividing the Stated Value by the Conversion Ratio in effect at the time.

          "CONVERSION RATIO" shall mean the Conversion Ratio (as set forth in the Purchase Agreement) in effect on the Issue
     Date for conversion into Common Stock of the Notes, subject to adjustment as provided in Section 8(f).

          "CROSS-DEFAULT" shall mean (i) the Company or any Subsidiary (x) fails to make any payment in respect of any Indebtedness, having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $3,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (y) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an early Termination Date (as defined in and provided for in any such Swap Contract that is in the form of an ISDA Master Agreement) or equivalent termination event (as provided in any other Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined in such Swap Contract) as to which the Company or any Subsidiary is an Affected Party (as so defined in such Swap Contract), and, in either event, the Swap Termination Value owned by the Company or such Subsidiary as a result thereof is greater than $3,000,000.

          "CURRENT MARKET PRICE," when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last quoted bid price in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the closing bid price as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Corporation. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the closing bid price, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Corporation based on an opinion of an independent investment banking firm acceptable to holders of a majority of the Series A Preferred Stock, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate.

          "CURRENT WARRANT PRICE" shall have the meaning set forth in the Warrant.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor Federal statute.

          "FAIR MARKET VALUE" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices of such shares of securities for each day of the Adjustment Period. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

          "GUARANTEE" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of any Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation,
     (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of any computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of the Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

          "INDEBTEDNESS" shall mean, with respect to any person,
     (i) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person,
     (iv) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such person whether or not the obligations secured thereby have been assumed, (vi) all Capitalized Lease Obligations of such person, (vii) all Guarantees of such person, (viii) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such person, (ix) all obligations arising out of foreign exchange contracts, and (x) all Swap Contracts.

          "ISSUE DATE" means the date of issuance of the shares of Series A Preferred Stock upon conversion of the Notes.

          "JUNIOR STOCK" shall mean any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A
     Preferred Stock.

          "LIQUIDATION PREFERENCE" with respect to a share of Series A Preferred Stock shall mean $100.00 per share, plus an amount equal to all accrued but unpaid dividends.

          "PARITY STOCK" shall mean any capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series
     A Preferred Stock.

          "PERSON" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "PREFERRED STOCK" shall mean the shares of Preferred
     Stock, par value $.01 per share, of the Corporation.

          "PURCHASE AGREEMENT" shall mean the Securities Purchase
     Agreement, dated as of May 1, 1997, between the Corporation and the Purchaser named therein.

          "RIGHTS" shall mean the rights to purchase Preferred Stock issued pursuant to the Stockholder Rights Agreement (the "Rights Agreement") dated as of March 16, 1992, between the Corporation and ChaseMellon Shareholder Services, L.L.C., as successor in interest to First Interstate Bank.

          "STATED VALUE" with respect to the Series A Preferred
     Stock shall mean $100.00 per share.

          "SUBSIDIARY" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "SWAP CONTRACT" shall mean any agreement whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "SWAP TERMINATION VALUE" shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in subclause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

          "TRADING DAY" means a Business Day or, if the Common
     Stock is listed or admitted to trading on any national securities exchange, a day on which such exchange is open for the transaction of business.

          "VOTING SECURITIES" shall mean at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

          "WARRANT VALUE" shall mean at any time an amount (not less than $0) equal to the product of (i) the number of shares of Common Stock previously issued upon exercise of the Contingent Warrants multiplied by (ii) an amount equal to the difference between (A) the weighted average of the Current Market Prices of such shares of Common Stock on the respective exercise dates of such previously exercised Contingent Warrants LESS (B) the weighted average of the Current Warrant Prices of such previously exercised Contingent Warrants on their respective dates of exercise.

          IN WITNESS WHEREOF, the officers named below, acting for and on behalf of Gensia Sicor Inc., have hereunto subscribed their names on this __ day of _________, 1997.

                              GENSIA SICOR INC.


                              By:
                                  -----------------------------
                                  Name:
                                  Title:

Attest:

By:
    ------------------------
    Name:
    Title:


                                                        EXHIBIT F

           AMENDMENT NO. 3 TO SHAREHOLDER'S AGREEMENT


          AMENDMENT NO. 3 (the "Amendment"), dated as of
April   , 1997, the Shareholder's Agreement, dated as of
November 12, 1996, as amended by Amendment No. 1 dated as of December 16, 1996, and Amendment No. 2 dated as of February 28, 1997 (the "Agreement"), between Gensia Sicor Inc. (f/k/a Gensia, Inc.), a corporation organized under the laws of Delaware (the "Company"), and Rakepoll Finance N.V., a corporation organized under the laws of the Netherlands Antilles ("Rakepoll Finance").

                      W I T N E S S E T H:

          WHEREAS, the Company and Rakepoll Finance are parties to the Agreement; and

          WHEREAS, in connection with the investment in the Company by Health Care Capital Partners, L.P. ("HCCP"), pursuant to the certain Securities Purchase Agreement, dated as of April
   , 1997, between HCCP and the Company (the "HCCP Agreement") the Company and Rakepoll Finance wish to amend the Agreement, among other things (i) to extend the lock-up period applicable to Rakepoll Finance to parallel the lock-up period applicable to HCCP; (ii) to extend the period before which Rakepoll Finance may exercise its registration rights under the Agreement to parallel the analogous period applicable to HCCP; (iii) to modify the registration rights of Rakepoll Finance to correspond to registration rights afforded by the Company to HCCP in the HCCP
Registration Rights Agreement, dated as of April   , 1997, and
(iv) to provide for certain limitations to the incidental registration rights of Rakepoll Finance, in each case as more fully set forth herein and subject to the terms and conditions hereof; and

          WHEREAS, Section 8.2(a) of the Agreement provides that the Agreement may be amended in a writing signed by the Company and Rakepoll Finance:

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Definitions; References. Capitalized terms used in this Amendment but not defined herein shall have the meanings ascribed to them in the Agreement.

          2. Amendment of Section 1.1(o). Section 1.1(o) of the Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:

          '"Lock-Up Period" means the period of time commencing at the Closing Date and terminating on the date which is 18 months after the Closing Date.'

          3.   Amendment of Section 4.7.  Section 4.7 of the
Agreement is hereby amended by inserting immediately before the "." at the end thereof the following:

          ", or (iii) pursuant to, or upon conversion or exercise of securities issued pursuant to, the Securities Purchase Agreement, dated
          April  , 1997, between Health Care Capital
          Partners ("HCCP") and the Company".

          4. Amendment of Section 6.1(a). Section 6.1(a) of the Agreement is hereby amended by deleting from the first sentence thereof the words "first anniversary of the Closing Date" appearing in the first and second lines thereof and substituting in lieu thereof the words "termination of the Lock-Up Period".

          5.   Amendment of Section 6.2.  Section 6.2 of the
Agreement is hereby amended by deleting in its entirety the first sentence thereof and substituting in lieu thereof the following:

          "Subject to Section 6.7, if at any time after the termination of the Lock-Up Period the Company proposes to file a registration statement under the Securities Act (other than a registration statement on a Form S-4 or S-8 or any successor or similar forms, or a registration effected pursuant to Section
          2.1 of the Registration Rights Agreement, dated as of April , 1997, between HCCP and the Company (the "HCCP Registration Rights
          Agreement") unless the Selling Holders (as defined in the HCCP Registration Rights
          Agreement) holding at least a majority of the Registrable Securities (as defined in the HCCP Registration Rights Agreement) included in such registration shall have provided their written consent to the inclusion of such Registrable Securities (as defined in the HCCP Registration Rights Agreement) in such registration) on any form that would permit the registration of the Registrable
          Securities, whether or not such filing is to be on its behalf, each such time the Company shall give to each Holder prompt written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than twenty-one days from the date of such notice, and advising each Holder of its right under this Section 6.2 to have Registrable Securities included in such registration."

          5. Full Force and Effect. Except as modified, amended or supplemented above, all rights, terms and conditions of the Agreement shall remain in full force and effect.

          6. Conditions to Effectiveness of this Amendment. This Amendment shall become effective when (a) HCCP and the Company shall have executed and delivered all documents necessary to effect the investment in the Company by HCCP, including, without limitation, the HCCP Agreement; (b) the Company shall have received the Purchase Price (as defined in the HCCP Agreement); (c) the Company shall have issued to HCCP the notes and Warrants (each as defined in the HCCP Agreement) in accordance with the terms of the HCCP Agreement, and (d) it shall have been executed and delivered by each of the Company and Rakepoll Finance.

          7. Governing Law. This Amendment shall be governed by and construed under the laws of the State of New York
(irrespective of its choice of law principles).

          8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first written above.

                              GENSIA SICOR INC.


                              By:
                                 ---------------------------
                                 Name:  David F. Hale
                                 Title:  President




                              RAKEPOLL FINANCE N.V.


                              By:
                                 ---------------------------
                                 Name:  Carlo Salvi
                                 Title:  Chairman of the Board